EXHIBIT 10.101

                              MARFA, TEXAS PROJECT


                                COMMERCIAL DESIGN


                                       AND

                              CONSTRUCTION CONTRACT


                                      among


                       VILLAGE FARMS OF PRESIDIO, , L.P.,
                                    as Owner,

                          AGRO POWER DEVELOPMENT, INC.,
                              as General Contractor




                                 AUGUST 31, 1998

                                TABLE OF CONTENTS

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                                                                                                                Page
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
ARTICLE 1.        THE PROJECT; EXTENT OF AGREEMENT................................................................5

   1.1.  SERVICES TO BE PERFORMED.................................................................................5
   1.2.  EXTENT OF AGREEMENT......................................................................................6
   1.3.  CONFLICTING PROVISIONS...................................................................................6
   1.4.  ENTIRE AGREEMENT.........................................................................................6
   1.5.  PROJECT FINANCING AGREEMENTS.............................................................................6
   1.6.  EFFECTIVENESS............................................................................................6

ARTICLE 2.        GENERAL CONTRACTOR'S RESPONSIBILITIES...........................................................7

   2.1.  GENERAL CONTRACTOR'S SERVICES IN GENERAL.................................................................7
   2.2.  SUMMARY OF GENERAL CONTRACTOR'S RESPONSIBILITIES.........................................................8
   2.3.  PARTICULAR UNDERTAKINGS OF THE GENERAL CONTRACTOR........................................................9
   2.4.  SUBMISSION OF REPORTS...................................................................................12
   2.5.  OBTAINING GOVERNMENTAL APPROVALS AND PRIVATE RIGHTS-OF-WAY..............................................13
   2.6.  CLEAN-UP RESPONSIBILITY.................................................................................13
   2.7.  PATENTS, COPYRIGHTS AND ROYALTIES.......................................................................13
   2.8.  FURTHER ASSURANCES......................................................................................14
   2.9.  INTERFACES..............................................................................................14
   2.10. UTILITIES AND CONSUMABLES DURING PROJECT START-UP.......................................................14

ARTICLE 3.        OWNER'S RESPONSIBILITIES.......................................................................15

   3.1.  DOCUMENTS AND SURVEYS...................................................................................15
   3.2.  RIGHTS-OF-WAY...........................................................................................15
   3.3.  REQUIRED APPROVALS......................................................................................15
   3.4.  OPERATIONS AND MAINTENANCE PERSONNEL....................................................................15
   3.5.  NOTICE OF DEFECT........................................................................................15
   3.6.  NO ALCOHOL OR CONTROLLED SUBSTANCES ON SITE; MISCELLANEOUS REGULATIONS..................................15
   3.7.  INTERFACES..............................................................................................15

ARTICLE 4.        SUBCONTRACTS...................................................................................16

   4.1.  MAJOR SPECIALTY CONSULTANTS, SUBCONTRACTORS AND EQUIPMENT SUPPLIERS.....................................16
   4.2.  PURCHASE ORDERS AND SUBCONTRACTS........................................................................16
   4.3.  PAYMENTS TO SUBCONTRACTORS..............................................................................16
   4.4.  NO PRIVITY WITH SUBCONTRACTORS..........................................................................16

ARTICLE 5.        CONTRACT PRICE.................................................................................17

   5.1.  CONTRACT PRICE..........................................................................................17
   5.2.  LIMITATION OF OWNER'S LIABILITY.........................................................................17

ARTICLE 6.        COMMENCEMENT OF THE PROJECT, PROJECT START-UP AND COMPLETION...................................17

   6.1.  COMMENCEMENT OF WORK....................................................................................17
   6.2.  PROJECT START-UP........................................................................................17
   6.3.  SUBSTANTIAL COMPLETION..................................................................................17
   6.4.  NOTICE OF SUBSTANTIAL COMPLETION........................................................................18
   6.5.  CERTIFICATE OF SUBSTANTIAL COMPLETION...................................................................18
   6.6.  ACCEPTANCE OF PROJECT UPON FAILURE TO ACHIEVE SUBSTANTIAL COMPLETION PRIOR TO THE
         SUBSTANTIAL COMPLETION DEADLINE.........................................................................18
   6.7.  ACCEPTANCE OF PROJECT UPON FAILURE TO ACHIEVE SUBSTANTIAL COMPLETION....................................18
   6.8.  FINAL COMPLETION........................................................................................19
   6.9.  NOTICE OF FINAL COMPLETION..............................................................................19


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   6.10. CERTIFICATE OF FINAL COMPLETION.........................................................................19

ARTICLE 7.        OWNER'S RIGHT TO PLACE THE FACILITY IN COMMERCIAL OPERATION; CARE, CUSTODY AND CONTROL.........19

   7.1.  OWNER'S RIGHT...........................................................................................19
   7.2.  PROJECT REVENUES........................................................................................20
   7.3.  CARE, CUSTODY AND CONTROL...............................................................................20

ARTICLE 8.        SCHEDULE GUARANTEES............................................................................20


ARTICLE 9.        LIMITATION OF LIABILITY........................................................................20

   9.1.  LIMITATION OF LIABILITY.................................................................................20

ARTICLE 10.       WARRANTIES AND GUARANTEES......................................................................21

   10.1.    MATERIALS AND WORKMANSHIP............................................................................21
   10.2.    SUBCONTRACTOR WARRANTIES.............................................................................21
   10.3.    ENGINEERING AND DESIGN...............................................................................22
   10.4.    NO LIENS.............................................................................................22
   10.5.    LIMITATION OF WARRANTIES.............................................................................22

ARTICLE 11.       FORCE MAJEURE..................................................................................22

   11.1.    FORCE MAJEURE EVENTS.................................................................................22
   11.2.    LIMITATION OF DEFAULT................................................................................23
   11.3.    EXCUSED PERFORMANCE..................................................................................23
   11.4.    RIGHT TO TERMINATE FOR FORCE MAJEURE.................................................................23

ARTICLE 12.       CHANGES IN THE PROJECT AND SUSPENSION..........................................................24

   12.1.    CHANGES..............................................................................................24
   12.2.    OTHER CHANGES........................................................................................25
   12.3.    MODIFICATIONS........................................................................................25
   12.4.    CONTRACT PRICE CHANGE................................................................................26
   12.5.    CONTINUED PERFORMANCE PENDING RESOLUTION OF DISPUTES.................................................26
   12.6.    SUSPENSION...........................................................................................26
   12.7.    SUSPENSION PROCESS...................................................................................26
   12.8.    RESUMPTION OF WORK...................................................................................27
   12.9.    CONTRACT CHANGES DUE TO SUSPENSION...................................................................27
   12.10.   TERMINATION DUE TO SUSPENSION........................................................................27

ARTICLE 13.       PAYMENTS TO GENERAL CONTRACTOR.................................................................27

   13.1.    INITIAL PAYMENT......................................................................................27
   13.2.    MONTHLY PROGRESS PAYMENTS............................................................................27
   13.3.    WAIVER AND RELEASE OF LIENS..........................................................................29
   13.4.    PAYMENT UPON COMPLETION..............................................................................29
   13.5.    PAYMENT OR USE NOT ACCEPTANCE........................................................................29
   13.6.    WAIVER BY OWNER......................................................................................29
   13.7.    WAIVER BY GENERAL CONTRACTOR.........................................................................30
   13.8.    GENERAL CONTRACTOR'S PERFORMANCE WITH RESPECT TO APPLICATIONS FOR PAYMENT............................30

ARTICLE 14.       INDEMNITY, INSURANCE AND WAIVER OF SUBROGATION.................................................30

   14.1.    INDEMNITY............................................................................................30
   14.2.    GENERAL CONTRACTOR'S INSURANCE.......................................................................31
   14.3.    SUBCONTRACTOR INSURANCE..............................................................................32
   14.4.    GENERAL CONTRACTOR'S INSURANCE.......................................................................33
   14.5.    PROPERTY INSURANCE LOSS ADJUSTMENT...................................................................33
   14.6.    NO EFFECT ON LIABILITY...............................................................................33


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
   14.7.    OWNER'S ELECTION REGARDING ALL RISK INSURANCE........................................................33
   14.8.    WAIVER OF SUBROGATION................................................................................34

ARTICLE 15.       TERMINATION....................................................................................34

   15.1.    TERMINATION BY OWNER FOR CAUSE.......................................................................34
   15.2.    TERMINATION UPON BANKRUPTCY..........................................................................35
   15.3.    TERMINATION BY OWNER WITHOUT CAUSE...................................................................35
   15.4.    TERMINATION DUE TO SUSPENSION........................................................................36
   15.5.    TERMINATION DUE TO EVENT OF FORCE MAJEURE............................................................36

ARTICLE 16.       ASSIGNMENTS AND CHOICE OF LAW..................................................................37

   16.1.    NO ASSIGNMENT BY GENERAL CONTRACTOR..................................................................37
   16.2.    ASSIGNMENT BY OWNER..................................................................................37
   16.3.    EXTENSION TO SUCCESSORS AND ASSIGNS..................................................................38
   16.4.    CHOICE OF LAW........................................................................................38

ARTICLE 17.       DRAWINGS, DOCUMENTS AND MATERIALS..............................................................38

   17.1.    OWNER'S  REVIEW......................................................................................38
   17.2.    GENERAL CONTRACTOR'S DUTY............................................................................39
   17.3.    FINAL DOCUMENTS AND ALL OTHER DOCUMENTS FURNISHED....................................................39
   17.4.    OWNERSHIP OF DRAWINGS AND DOCUMENTS..................................................................39
   17.5.    OWNERSHIP OF MATERIALS...............................................................................40

ARTICLE 18.       MISCELLANEOUS PROVISIONS.......................................................................40

   18.1.    CONFIDENTIAL INFORMATION.............................................................................40
   18.2.    USES OF PREMISES.....................................................................................40
   18.3.    INDEPENDENT CONTRACTOR...............................................................................41
   18.4.    GENERAL CONTRACTOR'S OBLIGATIONS.....................................................................41
   18.5.    NEW DEVELOPMENTS.....................................................................................41
   18.6.    REPRESENTATIONS......................................................................................41
   18.7.    RIGHTS RESERVED BY THE OWNER.........................................................................42
   18.8.    CUMULATIVE REMEDIES..................................................................................42
   18.9.    NON-WAIVER CLAUSE....................................................................................43
   18.10.   SEVERABILITY.........................................................................................43
   18.11.   AMENDMENTS...........................................................................................43
   18.12.   ARTICLE AND SECTION HEADINGS.........................................................................43
   18.13.   NOTICES..............................................................................................43
   18.14.   ORIGINAL AND COUNTERPARTS............................................................................44

                            APPENDICES AND SCHEDULES


APPENDIX A..............................................................45
APPENDIX B..............................................................45
APPENDIX C..............................................................45
APPENDIX D..............................................................45
APPENDIX E..............................................................45
APPENDIX F..............................................................45
APPENDIX G..............................................................45
APPENDIX H..............................................................45
APPENDIX I..............................................................45
APPENDIX J..............................................................45


         SCHEDULE

         1        Scope of Work
         2        Technical Details

                              MARFA, TEXAS PROJECT

                                COMMERCIAL DESIGN

                            AND CONSTRUCTION CONTRACT


     This MARFA, TEXAS PROJECT COMMERCIAL DESIGN AND CONSTRUCTION CONTRACT dated as of August 17, 1998 (this "Agreement") is made by and among VILLAGE FARMS OF PRESIDIO, L.P., a Delaware limited partnership with offices at 9912 MonroeRoad, Matthews, North Carolina 28105 (the "Owner"), and AGRO POWER DEVELOPMENT INC., a New York corporation with offices at 10 Alvin Court, East Brunswick, New Jersey 08816 (the "General Contractor").

                                    RECITALS

     A. The Owner desires to have designed and constructed a venlo style approximately 26 acre greenhouse facility located in the vicinity of Marfa, Texas which will be heated by natural gas with Liquid Propane Gas ("LPG") as a backup fuel source and as more fully described in the Scope of Work (the "Facility").

     B. The General Contractor has agreed with the Owner to design, engineer, procure, construct, start-up and demonstrate performance of the Facility.

     C. The terms, conditions, specifications, prices and agreements between the Owner and the General Contractor with respect to the services to be performed under this Agreement are as more fully set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the parties hereto hereby agree as follows:

ARTICLE 1.        THE PROJECT; EXTENT OF AGREEMENT

     1.1. Services To Be Performed.

The General Contractor agrees to perform or cause to be performed all work and services in connection with the design and engineering, procurement, construction, start-up, demonstration of performance and personnel training with respect to the Facility, all in strict accordance with, and for the Contract Price stated in, this Agreement. The Facility, together with all equipment, labor, services and materials to be furnished hereunder, is defined as the "Project." The Project will be constructed on a 156-acre parcel of property located in the County of Presidio, as is more fully described in Appendix B (the "Project Site").

     1.2. Extent Of Agreement.

This  Agreement  consists  of  the  following  documents,   and  all  schedules,
appendices and attachments thereto (collectively, the "Contract Documents"):

     (a) Marfa, Texas, New York Project Commercial Design and Construction Contract, including Appendices A through M (as the same may be amended by Changes and Modifications); and

     (b) Scope of Work attached hereto as Schedule 1 and the Technical Details attached hereto as Schedule 2 (as the same may be amended by Changes and Modifications, the "Scope of Work").

     (c) Appendices A through M and Schedule 1 and Schedule 2 are incorporated by reference herein and deemed to be a part of this Agreement. For convenience of references a list of defined terms used in this Agreement is attached as Appendix A.

     1.3. Conflicting Provisions.

The Contract Documents are listed in Section 1.2 in their governing order. If any conflict or inconsistency exists between or among Contract Documents, such conflict or inconsistency shall be resolved in favor of the highest ranking document. Any Changes and Modifications permitted under Article 12 shall rank higher than the provisions they change and shall have the same priority of classification as the original document or documents changed.

     1.4. Entire Agreement.

This Agreement  contains the entire  agreement  between the parties hereto,  and
supersedes   any  and  all  prior   agreements,   proposals,   negotiations   or
representations pertaining to the Project.

     1.5. Project Financing Agreements.

The Project Lender and Loan Documents shall be as follows:

     (a) The Project Lender shall be Village Farms International Finance Association , and it's respective successors and assigns.

     (b) The Loan Documents shall include the Loan Agreement between the Project Lender and the Owner (collectively, the "Loan Parties"), the other Loan Documents (as such term is defined in the Loan Agreement), and such other agreements and documents as the Loan Parties require in connection with the debt financing facility for the Project.

     1.6. Effectiveness.

This Agreement shall not become effective until the financing transaction contemplated by the Loan Documents shall have closed and the initial funding by the Project Lender thereunder shall have occurred.

ARTICLE 2.        GENERAL CONTRACTOR'S RESPONSIBILITIES

     2.1. General Contractor's Services In General.

Subsequent to recording of the Leasehold Deed of Trust (as defined in the Loan Agreement) and within ten (10) days after the beginning of the Work (as defined in the Loan Agreement), the General Contractor and the Owner shall be required to execute and record the Notice of Commencement of Construction in accordance with the statutory requirements of Texas law and Section 9.2.10 of the Loan Agreement. The General Contractor shall perform or cause to be performed, and be ultimately responsible for, all design and engineering, procurement and construction services, all razing, demolition and debris removal and disposal services, all site security services (from the commencement of work at the Project Site through Final Completion), all materials and equipment, all machinery, tools, labor, transportation, start-up services, functional and design verification tests, personnel training as set forth herein and, except for the services and information specifically set forth in Article 3 to be provided by the Owner, all other services and items required to complete the Project in strict accordance with this Agreement (the "Work"). All design and engineering and construction services of the General Contractor shall be performed in accordance with the Scope of Work. The Owner shall have the right, in accordance herewith, to review and approve any design and engineering, procurement and construction services necessary as a result of Changes and Modifications to complete the Project in accordance with this Agreement. The Owner shall have the right, but not the obligation, to review the General Contractor's performance to determine whether such performance complies with this Agreement. The Owner's failure to review the General Contractor's performance shall not diminish any rights the Owner may have in respect of any deficiencies in the General Contractor's performance hereunder. Any design and engineering or other professional service to be performed pursuant to this Agreement which must be performed by licensed personnel shall be performed by licensed personnel as required by Law. The enumeration of specific duties and obligations to be performed by the General Contractor under the Contract Documents shall not be construed to limit in any way the general undertakings of the General Contractor as set forth herein.

     2.2. Summary Of General Contractor's Responsibilities.

     2.2.1. Familiarity With Conditions. The Contractor has made a careful examination of (i) the Project Site, as is more fully described in Appendix B,
(ii) the Scope of Work and Specifications, (iii) the location and nature of the proposed construction, (iv) the kind and character of the soil, soil loading conditions, subsurface conditions and terrain to be encountered, (v) transportation facilities, (vi) the conditions of the roads, (vii) the kind of facilities required before and during construction of the Greenhouse, (viii) labor conditions, (ix) the local weather conditions based upon previous weather data, and (x) all other matters which a prudent contractor should have discovered upon reasonable investigation. The Contractor based upon such examination hereby accepts the risk of mistake or error relating to the matters referred to in clauses (i) through (x) above, and acknowledges and agrees that no Contract Price increase, performance or scheduling alleviation will be granted by the General Contractor under this Agreement as a result of any such mistake or error.

     2.2.2. Design And Engineering. The Contractor shall provide or cause to be provided in a diligent and competent manner all design and engineering services which shall be necessary or advisable (including geotechnical investigations) for the expeditious, economical and sound design and completion of the Project in accordance with the terms of this Agreement, with due consideration given to all Governmental Approvals (including the relevant provisions in the Specified Permit Applications), Private Rights-of-Way and Laws. The Contractor's design and engineering services include, but are not limited to, the preparation of complete detailed drawings and other documents, including surveys, schedules and estimates required. for Final Completion of the Project, and coordination with Subcontractors. All engineering work shall be performed by or under the supervision of professional engineers licensed to perform such engineering services in the State of New York as required by Law.

     2.2.3. Procurement. The General Contractor shall procure in the General Contractor's name, and not as agent for the Owner, and make payment and be responsible for, all services of Subcontractors and materials, equipment and supplies manufactured on-site and off-site, and related services for the Project. This provision shall not preclude the assignment of Subcontractor warranties to the Owner.

     2.2.4. Construction. The General Contractor shall construct the Facility and provide all labor, equipment, materials, supplies and tools for such construction. The General Contractor shall handle and warehouse (according to manufacturers' recommendations) equipment, materials and supplies for the Project. The General Contractor shall cause the Work on the Facility to receive constant supervision by a competent site manager (the "Site Manager") or a competent assistant to the Site Manager, one of whom shall be on the Project Site at all times during performance of construction activities and whom the Owner shall approve or disapprove, which approval shall not be unreasonably withheld. The General Contractor has provided the Owner with the names and resumes of, and the Owner has approved, the key personnel working on the Project identified in Appendix F, and the Owner shall have the right to approve any replacements thereof. The Site Manager and the key personnel referred to in the preceding sentence shall be assigned to the Project until Completion thereof and, provided they are performing in a manner acceptable to the General Contractor and the Owner, shall not be removed or reassigned prior to Completion, without the approval of the Owner. The General Contractor shall also employ, or cause Subcontractors to employ, in connection with the construction of the Facility, capable, experienced and reliable foremen and such skilled workmen as may be required for the various classes of work to be performed.

     2.2.5.   Consumables  And  Parts  During  Project  Start-up.   The  General
Contractor shall supply lubricants and spare parts as necessary for Project Start-up.

     2.2.6.  Training  Of  Operators.  Prior to Project  Start-up,  the  General
Contractor shall train the employees of the operations and maintenance contractor retained by the Owner with respect to the Facility. Training shall include classroom and on-the-job training which shall commence sufficiently in advance of Project Start-up to prepare these personnel to operate the Facility under the General Contractor's direction during Project Start-up. The General Contractor also shall prepare and provide to the Owner two (2) copies of an operations and maintenance manual for the Facility. The General Contractor shall provide the Owner thirty (30) days prior written notice of the day it will commence training of Facility operations and maintenance personnel.

     2.2.7. Achieve Final Completion With All Due Diligence. The General Contractor shall construct and endeavor to achieve Final Completion of the Project with all due diligence, in all respects in strict accordance with this Agreement and in full compliance with all Governmental Approvals (including the relevant provisions in the Specified Permit Applications), Private Rights-of-Way, and applicable Laws including without limitation zoning, environmental protection, use and land use, building and safety laws, ordinances and regulations.

     2.3. Particular Undertakings Of The General Contractor.

     2.3.1. Safety Precautions. The General Contractor shall at all times take all reasonable precautions for the safety of employees engaged in services hereunder and of the public, shall comply with all applicable safety Laws, and, to the extent not inconsistent therewith, shall comply with the safety rules and regulations contained in the General Contractor's safety manual, a copy of which shall be provided to the Owner . The General Contractor shall have responsibility for safety and security at the Project Site during the term of this Agreement. All machinery and equipment and other physical hazards shall be guarded in accordance with applicable Law and industry construction standards. The General Contractor shall develop and maintain a safety program complete with a fire protection program. Without limiting the generality of the foregoing:

     2.3.1.1. The General Contractor shall at no time and under no circumstances cause or permit any employee of the General Contractor to perform any work upon energized electrical lines or equipment, or upon poles carrying energized electrical lines or equipment, or upon pressurized piping, unless otherwise specified in the Contract Documents.

     2.3.1.2. The General Contractor shall at no time and under no circumstances obstruct public roadways without the prior written permission of the appropriate authorities.

     2.3.1.3. The General Contractor shall provide and maintain all such guard lights and other protection for the public as may be required by applicable Laws, Governmental Approvals and Private Rights-of-Way, or as may be advisable in the exercise of reasonable prudence by the General Contractor. The Owner's receipt of the General Contractor's safety manual or its review or approval of any safety procedures or programs shall not relieve the General Contractor of any of its obligations hereunder.

     2.3.2. Compliance With Governmental Approvals, Laws And Private Rights-of-Way Requirements. The General Contractor shall comply with the requirements of all Governmental Approvals (including the relevant provisions in the Specified Permit Applications), Laws, and Private Rights-of-Way requirements applicable as of the time of the General Contractor's performance hereunder, including but not limited to all notices required thereby. The Facility will be built in conformance with applicable Laws.

     2.3.3. Duties. The Contract Price (as defined in Section 5.1) includes provisions for the payment of all monies which will be payable to the General Contractor by the Owner in connection with the design, engineering, procurement, construction, start-up and functional and design verification tests of the Facility because of gross receipts taxes or contributions, customs duty, import duty and similar taxes, duties and contributions imposed by any taxing authority upon materials, supplies and equipment to be incorporated in the Project. The General Contractor shall pay all such gross receipt taxes, duties and contributions, and indemnifies the Owner from any liability therefor. The General Contractor shall furnish to the appropriate authorities all required information and reports in connection with such gross receipt taxes, duties and contributions, and shall promptly furnish copies of all such information and reports to the Owner.

     2.3.4. Schedules. The General Contractor shall prepare and maintain detailed network schedules of the work to be performed hereunder, such schedules to be generally in accordance with Appendix M. These schedules shall be marked periodically (but not less frequently than monthly) to show design status, equipment deliveries, work accomplished and systems completed. The General Contractor periodically shall provide copies of its network schedules to the Owner as set forth in Section 2.4.1. The General Contractor shall be responsible for maintaining all material and equipment delivery schedules which affect the progress of the Project. The General Contractor shall closely supervise the work of Subcontractors and monitor Subcontractor work and progress.

     2.3.5. Protection Of Property. The General Contractor shall do all things reasonably necessary or expedient to properly protect any and all parallel, converging and intersecting lines, railroad or utility equipment, highways and any and all property of others from damage, and in the event that any such lines, railroad equipment, highways or other property are damaged in the course of the construction of the Facility the General Contractor shall at its own expense restore any and all of such damaged property immediately to as good a condition as it was found before such damage occurred; provided, however, that the General Contractor shall not be liable to restore such damaged property to the extent damage is caused by the Owner or the Owner's agents, invitees or contractors (other than the General Contractor and any Subcontractors).

     2.3.6. Ingress And Egress. Where ingress and egress by the General Contractor to the Project Site require the General Contractor to traverse public or private lands, the General Contractor shall limit the movement of its crews and equipment to such rights of way as are identified in Appendix C, or which otherwise may be obtained by the Owner or the General Contractor, and shall observe any and all restrictions on such use contained in Governmental Approvals and Private Rights-of-Way governing such rights of way. Within such rights of way, the General Contractor shall be responsible for laying out the access to be used. The General Contractor shall cause as little damage as possible to crops or property on such rights of way, shall endeavor to avoid marring the lands and shall restore such lands as required by applicable Laws, Governmental Approvals or Private Rights-of-Way granting documents. All fences which must be opened or moved during the construction of the Project shall be replaced in as good condition as they were found.

     2.3.7. No Alcohol Or Controlled Substances On Site. No personnel of the General Contractor or any Subcontractor on the Project Site shall be under the influence of or in possession of any alcoholic beverage or controlled substance (except as prescribed by a physician so long as the performance or safety of the Project is not affected thereby). The General Contractor shall advise its employees, and cause Subcontractors to advise their employees, of this requirement before they enter on the Project Site. When in the General Contractor's reasonable judgment it is appropriate, the General Contractor shall, and shall cause Subcontractors to, cause each of their employees who will have access to the Project Site to take controlled substance test conducted in accordance with applicable Laws. The General Contractor shall promptly remove from the Project Site any employee in violation of this Section 2.3.7 or who has failed the controlled substance test.

     2.3.8. Miscellaneous Regulations. While on the Project Site, no personnel of the General Contractor or any Subcontractor shall carry firearms, weapons, or explosives, have animals, or have any of the above in vehicles utilized in the Work by the General Contractor or its Subcontractors, their employees, or agents without the written approval of the Owner . The use of explosives will not be permitted unless and until the General Contractor has submitted to the Owner a blasting plan which is in accordance with all applicable Laws, Governmental Approvals and Private Rights-of-Way and the Owner have reviewed such plan. While engaged in the Work, personnel shall remain on established roads and obey speed limits in connection with the performance of this Agreement, unless such performance requires persons or vehicles to depart from such roads and such departure is permitted by Law and under the terms of the applicable Private Rights-of-Way. The General Contractor shall be responsible for the enforcement of the foregoing regulations.

     2.3.9. Access To Project Site. From time to time during normal business hours and upon reasonable notice, the General Contractor shall permit representatives of the Project Lender to visit the Project Site. Such visitors shall obey all applicable Project Site rules. The Owner and their respective designated representatives shall have unrestricted access to the Project Site at all times.

     2.3.10. Site Logistics Plan. The General Contractor will be responsible for organizing its activities at the Project Site so as to provide proper space for the storage of materials and equipment and construction operations. Within twenty (20) days after the date of execution of this Agreement and prior to mobilization, the General Contractor shall prepare and submit to the Owner for its approval a site logistics plan (the "Site Logistics Plan"), which will show, at a minimum, the proposed location of the following: (i) the General Contractor's trailers; (ii) temporary utilities; (iii) vehicle parking; (iv) staging and laydown areas; (v) the site entry road; (vi) signs; and (vii) the routing of truck deliveries. The Owner's 's approval of the Site Logistics Plan will not be unreasonably withheld. Upon approval by the Owner , the General Contractor shall furnish three (3) copies of the Site Logistics Plan to the Owner .

     2.3.11. Functional And Design Verification Test Procedures. The General Contractor shall prepare and submit to the Owner for approval, at least sixty
(60) days prior to expected commencement of Project Start-up, detailed protocols for the performance of functional and design verification testing of the Project. The Owner's approval of such protocols will not be unreasonably withheld or delayed.

     2.4. Submission Of Reports.

     2.4.1. Monthly Reports. The General Contractor shall prepare and submit to the Owner :

     (a) within ten days after the end of each calendar month and as part of the Application for Payment provided pursuant to Section 13.1.2, a written monthly progress report in a form generally in accordance with Appendix D hereto, which report shall include, as a minimum,

     (i) a description of the status of supplies, Subcontractors' activities and engineering, procurement and construction progress as compared with the Project schedule (and, if appropriate, an updated schedule),

     (ii) an identification and evaluation of problem areas (including but not limited to an evaluation of any factors which are anticipated to have a material effect on the Project schedule or which may in the opinion of the General Contractor require Modifications),

     (iii)a report of any  changes in the  representations  set forth in Section
          18.6 which cause a material adverse effect on the General Contractor's ability to perform its obligations under this Agreement,

     (iv) a detailed description of Work accomplished and progress payments already received as compared with planned expenditures for such Work, and

     (b) status reports on material and equipment deliveries and scheduled deliveries. In addition, the General Contractor shall keep, and furnish to the Owner, and/or Project Lender at Project Lender's request, such books, records and accounts containing such information as may be necessary to

     (i)  determine that work is progressing according to schedule and

     (ii) provide adequate documentary support

     (A) for the Owner's future tax accounting purposes and for the purpose of confirming that progress payments are due hereunder. The General Contractor shall notify the Owner of all accidents which occur at the Project Site within twenty-four (24) hours after they occur, and thereafter provide such written reports relating thereto as may be reasonably requested by the Owner.

     2.4.2. Financial Statements. Prior to the execution and delivery of this Agreement, the General Contractor shall have provided to the Owner its most recent annual unaudited financial statements.

     2.5. Obtaining Governmental Approvals And Private Rights-of-Way.

The General Contractor shall, to the extent reasonably required, assist the Owner to obtain those Governmental Approvals and Private Rights-of-Way required to be obtained by the Owner, as are set forth in Appendix C. The General Contractor has delivered, or will deliver prior to the time necessary, evidence satisfactory to the Owner that the General Contractor has obtained all Governmental Approvals required to be obtained by the General Contractor, as are set forth in Appendix C, including but not limited to permits, licenses or certificates from The State of Texas industrial insurance authorities, Texas employment security authorities and Texas contractors authorities.

     2.6. Clean-Up Responsibility.

The General Contractor shall at all times keep the Project Site free from accumulation of waste materials and rubbish resulting from operations and perform daily site clean-up. Prior to the issuance of the Certificate of Final Completion, the General Contractor shall remove from the Project Site all waste materials and rubbish and shall perform all other clean-up services to the reasonable satisfaction of the Owner and consistent with all Governmental Approvals, Laws and Private Rights-of-Way. Prior to the issuance of the Certificate of Final Completion, the General Contractor shall remove from the Project Site all tools, construction equipment, machinery and surplus materials belonging to the General Contractor or any Subcontractor not necessary to the continued operation of the Facility.

     2.7. Patents, Copyrights And Royalties.

The General Contractor shall pay all royalties and license fees for materials, methods and systems incorporated in the Project. The General Contractor hereby indemnifies, fully protects and saves the Owner harmless from, and agrees to defend the Owner against, any and all loss, cost and damage which the Owner may hereafter suffer or pay out by reason of any claims or suits against the Owner arising out of claims of infringement of any domestic or foreign patent rights, trademarks or copyrights, or misuse of confidential information, by the General

Contractor in performing its obligations hereunder. The General Contractor and the Owner each shall advise the other promptly in writing of any notice of such claim or the commencement of any suit or action based upon such claim. Upon receipt of such notice, the General Contractor shall undertake the defense of any such suit, action or claim, and the Owner shall cooperate with the General Contractor in such defense. The General Contractor shall have charge and direction of the defense of such suit, action or claim, and the Owner shall have the right to be represented therein by advisory counsel of its own selection and at its own expense. Neither the General Contractor nor the Owner may settle or compromise any such suit, action or claim without the prior written consent of the other party if such settlement or compromise would obligate such other party to make any payment or part with any property, to assume any obligation or grant any license or other right, or to be subject to any injunction. In case the Facility, or part thereof, is held in such suit to constitute infringement or the use thereof is enjoined, the General Contractor shall at its own expense and at its option either procure for the Owner the right to continue using the Facility, or part thereof, or replace the same with a non-infringing part or modify it so that it becomes non-infringing.

     General Contractor's obligations to indemnify, defend and save harmless the Owner hereunder shall not apply to claims of patent, trademark or copyright infringement, or misuse of confidential information, relating to Changes or Modifications in the Work made to the Owner's express specifications, as to which the Owner shall indemnify, defend and save harmless General Contractor pursuant to the procedures set forth above in this Section 2.7.

     2.8. Further Assurances.

The General Contractor shall promptly execute and deliver all further instruments and documents, and take all further action, including but not limited to assisting the Owner in filing a notice of completion with the local lien recording offices, that may be necessary or that the Owner may reasonably request (and which is consistent with this Agreement) in order to effectuate the General Contractor's obligations hereunder or the purposes or intent of this Agreement.

     2.9. Interfaces.

The General Contractor shall be responsible for the timely installation and start-up of such connections, utilities, crossings and the like as necessary to construct and operate the Facility, to the extent such items are not part of the Work. These interfaces shall include but not be limited to the interconnections of the Facility with the gas pipeline and utilities, either similar or dissimilar, required to assure operability of the Facility. The boundaries of such interfaces shall be as generally described in Appendix E.

     2.10. Utilities And Consumables During Project Start-Up.

The Owner shall supply the utilities and consumables (except lubricants and spare parts) necessary for Project Start-Up.

ARTICLE 3.        OWNER'S RESPONSIBILITIES

     3.1. Documents and Surveys.

The Owner has furnished to the General Contractor the documents describing the Project Site, which documents are attached as Appendix B, and will provide any revisions or amendments thereto promptly upon receipt.

     3.2. Rights-Of-Way.

The Owner shall secure, by purchase, lease, permit, easement or other license or grant, and shall preserve and maintain, all necessary Private Rights-of-Way and public rights of way for the Facility and for ingress and egress of the General Contractor necessary to construct the Facility and otherwise to perform its obligations under this Agreement.

     3.3. Required Approvals.

The Owner shall secure and pay for, and shall maintain in full force and effect, those Governmental Approvals and Private Rights-of-Way set forth in Appendix C.

     3.4. Operations And Maintenance Personnel.

At least four (4) weeks in advance of Project Start-Up, the Owner and the Greenhouse Operator shall hire personnel to be trained and to perform operations and maintenance of the Facility during Project Start-up and Commercial Operation.

     3.5. Notice Of Defect.

If the Owner becomes aware of any fault or defect in the Facility or nonconformance with the Contract Documents, it shall give prompt written notice thereof to the General Contractor and thereafter the General Contractor shall promptly correct such fault or defect and/or cure such nonconformance; provided, however, that its failure to notify the General Contractor of discoverable faults, defects or nonconformance pursuant to this Section 3.5 because of failure to inspect or compare shall not relieve the General Contractor from any duties, obligations or liabilities hereunder.

     3.6.  No  Alcohol  Or   Controlled   Substances   On  Site;   Miscellaneous
Regulations.

While on the Project Site, all personnel of the Owner and its separate contractors, shall obey the regulations and other requirements provided in Sections 2.3.7 and 2.3.8 and all other safety requirements established by the General Contractor. The Owner shall ensure that its personnel and those of its invitees, agents and separate contractors, do not interfere with the performance of the Work.

     3.7. Interfaces.

The Owner shall, to the extent reasonably required to maintain the Project schedule, assist the General Contractor in coordinating the General Contractor's work with the work to be performed by others with respect to the Project (to the extent the same may affect General Contractor).

 ARTICLE 4.  SUBCONTRACTS

     4.1. Major Specialty Consultants, Subcontractors And Equipment Suppliers.

Set forth in Appendix G and in the Scope of Work are lists of all major equipment vendors and equipment subcontractors that the General Contractor is considering for subcontracts in connection with the Project. The Owner have approved each such vendor or subcontractor listed in Appendix G, and the General Contractor shall request review of, and the Owner shall have the right to review, any equipment vendor or subcontractor proposed to replace one of those listed on Appendix G. The Owner and the General Contractor shall mutually agree on any such replacement. The General Contractor may from time to time delete one or more equipment vendors or subcontractors from said lists, and may with prior approval of the Owner , which shall not be unreasonably withheld, add one or more subcontractors or suppliers to said lists.

     The General Contractor also shall provide to the Owner , before the date it sends out requests for proposals to perform labor subcontracts, a list of pre-qualified labor subcontractors proposed to be offered an opportunity to bid. The Owner shall have the right to approve or disapprove any Subcontractor on this list; provided, however, that the Owner's approval shall not be unreasonably withheld.

     4.2. Purchase Orders And Subcontracts.

All material purchase orders and subcontracts issued by the General Contractor under this Agreement shall provide, in form and substance reasonably acceptable to the Owner , that in the event this Agreement is terminated, upon tender by the Owner or its designee of the General Contractor's performance to any Subcontractor, such purchase order or subcontract shall continue in full force and effect in favor of the Owner or such designee, as appropriate. Copies of all such internal purchase orders and subcontracts issued by the General Contractor shall be provided to the Owner upon their issuance.

     4.3. Payments To Subcontractors.

Except as provided in Section 4.2, the General Contractor shall be solely responsible for paying each Subcontractor and any other person or entity to whom any amount is due from the General Contractor for services or supplies in connection with the Project.

     4.4. No Privity With Subcontractors.

The Owner shall have no contractual obligation to, and shall not, except in respect of rights assigned by the General Contractor pursuant to Section 10.2, be deemed to be in privity with any Subcontractor. The Owner's approval or disapproval of a Subcontractor pursuant to Section 4.1 hereof shall not relieve or release the General Contractor of any its duties, obligations or liabilities under the terms of this Agreement.

ARTICLE 5.        CONTRACT PRICE

     5.1. Contract Price.

As full consideration to the General Contractor for the full and complete performance of the Project and all costs incurred in connection therewith, the Owner shall pay and the General Contractor shall accept, the sum of THIRTEEN MILLION TWO HUNDRED SIXTEEN THOUSAND AND TWO HUNDRED FIFTY Dollars ($13,216,250.00) payable pursuant to Article 13, subject to adjustment in accordance with Article 12 (the "Contract Price").

     5.2. Limitation Of Owner's Liability.

The Owner shall not under any circumstances be liable for the payment to the General Contractor of any amounts in excess of the Contract Price, any sums due and payable pursuant to the indemnification provisions of Article 14 hereof with respect to claims by third parties, and any interest due and payable pursuant to the terms of this Agreement.


ARTICLE 6.        COMMENCEMENT OF THE PROJECT, PROJECT START-UP AND COMPLETION

     6.1. Commencement Of Work.

The General Contractor shall commence the services required under this Agreement promptly upon receipt of a written notice to proceed with the Work (the "Notice to Proceed") from the Owner, which notice will not be given until such time as the Leasehold Deed of Trust (as defined in the Loan Agreement) has been recorded in the appropriate real estate records. At such time, the General Contractor and the Owner shall execute and deliver to the Project Lender the Notice of Commencement of Construction as required under applicable New York law and
Section 9.2.10 of the Loan Agreement. The General Contractor shall achieve the Major Milestones in accordance with the Major Milestone Schedule. Time is of the essence with respect to the Major Milestone Schedule.

     6.2. Project Start-Up.

"Project Start-up" is that period (i) commencing on the date that the General Contractor first begins the checkout of systems and equipment for readiness, calibration, functional and design verification testing, and other initial operations functions, and (ii) ending upon Final Completion. The General Contractor shall provide the Owner with at least forty (40) days prior written notice of the expected commencement of Project Start-up. At least thirty (30) days prior to the expected commencement of Project Start-up, the General Contractor shall submit for approval by the Owner copies of the proposed functional and design verification testing protocols; approval of such protocols shall not be unreasonably withheld or delayed. During Project Start-up, the Owner and the Greenhouse Operator may each have its own or its designee's personnel on site to observe and verify all procedures and testing activities conducted.

     6.3. Substantial Completion.

The General Contractor shall achieve Substantial Completion of the Project on or before the "Substantial Completion Deadline", as described in Appendix G. Time is of the essence with respect to such deadline. "Substantial Completion" shall mean (a) the General Contractor has completed all other Work on the Project under this Agreement except for the balance of Project Start-up and clean up; (b) the Owner has acknowledged to the General Contractor that the functional and design verification tests have been successfully completed; (c) the General Contractor has delivered to the Owner another punch-list relating to those areas of the Facility other than the Headhouse consisting of minor items that are not essential to the safe and prudent operation of the Facility (collectively with additional items identified by the Owner, the "Final Punch-List"), provided that the condition in this clause (d) shall not be deemed satisfied if such Final Punch-List has an aggregate cost to complete exceeding $100,000; and (e) the Owner have delivered to the General Contractor a Certificate of Substantial Completion.

     6.4. Notice Of Substantial Completion.

When  the  General  Contractor   believes  that  it  has  achieved   Substantial
Completion, it shall deliver to the Owner a notice thereof (the "Notice of Substantial Completion").

     6.5. Certificate Of Substantial Completion.

The Owner shall, within five business days following the receipt of the Notice of Substantial Completion inspect all Work, and either (a) deliver to the General Contractor a certificate certifying that clauses (a) through (e) of
Section 6.3 have been satisfied (the "Certificate of Substantial Completion"), in which case Substantial Completion will have been achieved as of the date the Owner receive such Notice of Substantial Completion from the General Contractor, or (b) if the requirements for Substantial Completion have not been satisfied, notify the General Contractor in writing that Substantial Completion has not been achieved, stating in detail the reasons therefor. In the event that Substantial Completion has not been achieved, the General Contractor shall promptly take such action or perform such additional work as will achieve Substantial Completion and shall issue to the Owner another Notice of Substantial Completion pursuant to Section 6.4. Such procedure shall be repeated as necessary until the earlier of (i) the issuance by the Owner of a Certificate of Substantial Completion, which certificate shall not be unreasonably withheld, or (ii) the issuance by the Owner of a Certificate of Acceptance.

     6.6. Acceptance Of Project Upon Failure To Achieve Substantial Completion Prior To The Substantial Completion Deadline.

If, on or before  the date  which is  fifteen  (15) days  after the  Substantial
Completion Deadline, the General Contractor has not achieved Substantial Completion, the General Contractor may request in writing that the Owner accept the Project by issuing a certificate of acceptance for the Project (the
"Certificate of Acceptance"). The Owner will, within five business days following receipt of the General Contractor's request therefor, either issue a Certificate of Acceptance (at which time "Acceptance" shall be deemed to occur) or decline to do so. Acceptance by the Owner shall not relieve General Contractor of its obligations to achieve Final Completion.

     6.7. Acceptance Of Project Upon Failure to Achieve Substantial Completion.

If the General Contractor has not requested, or the Owner have declined to issue, a Certificate of Acceptance pursuant to Section 6.6, the General Contractor shall be obligated to take such action or perform such additional work as will be necessary to achieve Substantial Completion. Such

Acceptance by the Owner shall not relieve General Contractor of its obligation to achieve Final Completion.

     6.8. Final Completion.

The General Contractor shall achieve Final Completion of the Project on or before the "Contract Deadline" which is twenty-five (25) days after the Substantial Completion Deadline. Time is of the essence with respect to such deadline. "Final Completion" shall mean (a) Substantial Completion (or Acceptance) have been achieved; (b) Project Start-up has been completed; (c) the items identified on the Final Punch-List have been completed by the General Contractor and approved by the Owner ; (d) clean-up has been completed; (e) the Owner has delivered to the General Contractor a Certificate of Final Completion.

     6.9. Notice Of Final Completion.

When the General Contractor believes that it has achieved Final Completion, it shall deliver to the Owner a notice thereof (the "Notice of Final Completion").

     6.10. Certificate Of Final Completion.

The Owner shall, within five business days following the receipt of the Notice of Final Completion inspect all Work, and either (a) deliver to the General Contractor a certificate certifying that clauses (a) through (e) of Section 6.11 have been satisfied (the "Certificate of Final Completion") and the Owner, and the General Contractor shall further execute and deliver to the Project Lender the Affidavit of Completion in compliance with Texas law and Section 9.3.2 of the Loan Agreement and take such further action as is required under Texas law to identify Final Completion, in which case Final Completion will have been achieved as of the date the Owner receive such Notice of Final Completion from the General Contractor, or (b) if the requirements for Final Completion have not been satisfied, notify the General Contractor in writing that Final Completion has not been achieved, stating in detail the reasons therefor. In the event that Final Completion has not been achieved, the General Contractor shall promptly take such action or perform such additional work as will achieve Final Completion and shall issue to the Owner another Notice of Final Completion pursuant to Section 6.9. Such procedure shall be repeated as necessary until the issuance by the Owner of a Certificate of Final Completion, which certificate shall not be unreasonably withheld.

ARTICLE 7. OWNER'S RIGHT TO PLACE THE FACILITY IN COMMERCIAL OPERATION; CARE, CUSTODY AND CONTROL

     7.1. Owner's Right.

The parties currently contemplate that the Facility shall be occupied and placed in Commercial Operation upon Substantial Completion. However, at any time after the Substantial Completion Deadline, the Owner or the Greenhouse Operator may occupy any portion of the Facility which is complete. Moreover, at any time on or after August 31, 1998, the Owner shall have the right to place the Facility in Commercial Operation, whether or not the General Contractor has achieved Substantial Completion or Acceptance. After the Owner shall have placed the Facility in Commercial Operation, the Owner shall so notify the General Contractor, and the Greenhouse Operator shall thereafter operate the Facility. The placing of the Facility in Commercial

Operation by the Owner shall not excuse the General Contractor from completing all remaining Work on the Project nor constitute a waiver of any of the General Contractor's obligations under this Agreement. In the event the Owner places the Facility in Commercial Operation prior to Substantial Completion or Acceptance, the Owner shall afford the General Contractor reasonable access to the Facility to complete all remaining Work on the Project.

     7.2. Project Revenues.

The General Contractor shall not be entitled to any revenues associated with the sale of any fruit, vegetables, flowers or other produce from the Greenhouse.

     7.3. Care, Custody And Control.

Care, custody and control of the Facility shall pass from the General Contractor to the Owner upon the issuance of the Certificate of Substantial Completion or the Certificate of Acceptance, or upon the Owner's election to place the Facility in Commercial Operation, as the case may be. The Owner shall assume the risk of physical loss or damage to the Work resulting from the action of the Owner or its employees from and after the issuance of the Certificate of Substantial Completion or the Certificate of Acceptance or the placing of the Facility into Commercial Operation, as the case may be. The General Contractor shall be obligated to replace, repair or reconstruct any of the Work which is damaged, destroyed or lost prior to the passage of care, custody and control of the Facility to the Owner.

ARTICLE 8.         SCHEDULE GUARANTEES

     8.1 Subbstantial Completion.

The Contractor guarantees that Substantial Completion shall be achieved on or before the Substantial Completion Deadline, as such date may be modified in accordance with Article 12 hereof.


ARTICLE 9.        LIMITATION OF LIABILITY

     9.1. Limitation Of Liability.

     9.1.1. Limitation. The total aggregate liability of the General Contractor with respect to its obligations hereunder, including but not limited to warranty obligations and its obligation to physically and mechanically complete the Facility, shall be limited to an amount equal to the Contract Price. The foregoing limitations shall not apply to any amounts payable to, or arising out of or relating to any claim made by, any person other than the Owner; it being the express intention of the parties to limit the liability of the General
Contractor only with respect to claims arising in connection with its performance or non-performance of this Agreement (except its obligations under Section 14.1.1), and not with respect to claims arising in connection with damage or injury to third parties or the property of third parties including those under Section 14.1.1.

     9.1.2. Consequential Damages. No party shall be liable to any other party for indirect, consequential, incidental, special or punitive damages, including but not limited to damages due to delay in or loss of use of profits or products, lost income, or obligations of the other to third parties, except, in the case of the General Contractor, to the extent such damages may be deemed included within the liquidated damages payable pursuant to Sections 8.2 and 8.3 hereof.

ARTICLE 10.       WARRANTIES AND GUARANTEES

     10.1. Materials And Workmanship.

The General Contractor warrants to the Owner that all machinery, equipment, materials and other items furnished under this Agreement will be new and of good quality, free from improper workmanship and defective materials and shall conform to the requirements of this Agreement. As the Owner's sole remedy for any breach of this warranty, the General Contractor agrees to correct within ten
(10) days after receipt of notice from the the Owner, and without additional compensation, any Work performed hereunder that, at any time for a period of one year after the earlier of Final Completion or the commencement of Commercial Operation, proves to be improper or defective in material or workmanship or not in conformance with the requirements of this Agreement. If any machinery, equipment, materials or other items furnished under this Agreement are replaced during the last six months of the original warranty relating thereto, the warranty for such items shall be deemed extended until six months after the date of replacement. In addition to correcting the improper, nonconforming or defective Work itself, the General Contractor shall bear all costs and expenses associated with correcting such warranted Work including without limitation necessary trouble shooting, disassembly, transportation, reassembly and retesting, as well as reworking, repair or replacement of such Work, and disassembly and reassembly of adjacent work when necessary to give access to the improper, defective or nonconforming Work. The General Contractor's warranty shall not apply to damage arising from the Greenhouse Operator's failure to comply with prudent operating and maintenance practices in the commercial greenhouse industry. For the purposes of this Section 10.1, improper workmanship and defective materials shall be deemed to include, but shall not be limited to, the following: (i) faulty or defective materials, and defective, careless or unskilled execution of the Work; (ii) damage by exposure to foreseeable weather, windborne water or surface drainage; (iii) degradation such as uncontrolled cracking or spatting of concrete, unit masonry, cast and natural stone, millwork, plaster, glass and applied finishes such as paint and special coatings; (iv) "pot-holing" of pavement; (v) mechanical or electrical equipment which does not operate in a satisfactory, quiet and efficient manner as determined by the Owner in its reasonable discretion, or which does not perform the functions specified in the Scope of Work or Specifications; or (vi) unusual injury or deterioration of the Work when in normal use by the Greenhouse Operator.

     10.2. Subcontractor Warranties.

The General Contractor shall, for the protection of the Owner and its successors and assigns, obtain from all Subcontractors guarantees and warranties with respect to machinery, equipment, materials and other items used and installed hereunder, which guarantees and warranties shall not be amended, modified or otherwise discharged without the prior written consent of the Owner . Such guarantees and warranties shall be in accordance with reasonable commercial greenhouse industry standards, shall be assignable to the Owner, shall cover a period of not less than one year from the earlier of Final Completion or the commencement of Commercial Operation, and shall be made available to the Owner to the full extent of the terms thereof after assignment. The General Contractor shall enforce such guarantees and warranties to the fullest extent thereof on behalf of the Owner until such time as they are assigned to the Owner. Upon the earlier to occur of (i) issuance of the Certificate of Final Completion, or (ii) termination of this Agreement pursuant to Article 15, the General Contractor shall assign to the Owner all the General Contractor's rights under Subcontractor guarantees and warranties and shall deliver to the Owner copies of all contracts providing for such guarantees and warranties.

     10.3. Engineering And Design.

The General Contractor warrants and guarantees that it shall perform all of its engineering and design services in accordance with sound engineering practice, Governmental Approvals and applicable Laws and that, when complete, the Project will be free of all deficiencies caused by errors or omissions in engineering or design (other than errors or omissions in the engineering or design of the growing systems specified by the Owner in Schedule 1). For a period of one year from the earlier of Final Completion or the commencement of Commercial Operation, the General Contractor shall, as the Owner's sole remedy for breach of this warranty, at its own expense correct any such efforts and omissions and resulting deficiencies in the Project as soon as reasonably possible after receipt of notice from the Owner specifying such deficiencies.

     10.4. No Liens.

The General Contractor warrants and guarantees that title to all work, materials, supplies and equipment provided hereunder will pass to the Owner upon payment by the Owner to the General Contractor therefor free and clear of all liens, claims, security interests, charges and any other encumbrances or preferential arrangements, including without limitation the lien or retained security title of a conditional vendor ("Liens"), and that none of such work, materials, supplies or equipment will be acquired by the General Contractor subject to any agreement under which a Lien is retained by any person or entity except as otherwise provided by Law.

     10.5. Limitation Of Warranties.

EXCEPT AS PROVIDED HEREIN, THERE ARE NO WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, RELATING TO THE GENERAL CONTRACTOR'S PERFORMANCE HEREUNDER, AND THE GENERAL CONTRACTOR DISCLAIMS ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW (OTHER THAN WARRANTIES OF TITLE).

ARTICLE 11.       FORCE MAJEURE

     11.1. Force Majeure Events.

As used in this Agreement, a "Force Majeure Event" means any act or event that prevents the performance of the Owner or the General Contractor under this Agreement or the compliance with any conditions required by the other party under this Agreement if such act or event is beyond the reasonable control of the party relying thereon as justification for such nonperformance or noncompliance and such party has been unable to overcome such act or event by the exercise of due diligence, including but not limited to (but subject to the foregoing) flood, drought, unusually severe weather, earthquake, storm, fire, explosion, sabotage or threat of sabotage of the Facility, the Greenhouse or the pipeline, pestilence, epidemic, lightning and other natural catastrophes; war, riot, civil disturbance or disobedience, action or inaction of legislative, judicial, or regulatory agencies, or other proper authority, which may conflict with the terms of this Agreement; failure, threat of failure or sabotage of equipment supplied by Subcontractors for temporary services during performance of the Work which has been maintained in accordance with good engineering and operating practices applicable thereto; or loss or shortage of utilities. Economic hardship and strikes, work stoppages or labor disturbances are explicitly excluded as Force Majeure Events.

     11.2. Limitation Of Default.

No party shall be considered in default in the performance of any of the agreements contained in this Agreement, except for the Owner's or the General Contractor's obligations to pay money when and to the extent the failure of performance shall be caused by a Force Majeure Event.

     11.3. Excused Performance.

If any party is rendered wholly or partly unable to perform its obligations under this Agreement because of a Force Majeure Event, that party will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided that:

     (a) the nonperforming party, within five (5) days after the occurrence of the Force Majeure Event, gives the other parties written notice describing the particulars of such occurrence, including an estimation of its expected duration and probable impact on the performance of the affected party's obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of and upon the termination of the Force Majeure Event;

     (b) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

     (c) the obligations of any party which arose before the occurrence causing the suspension of performance and the performance of which is not prevented by the occurrence, shall not be excused as a result of such occurrence; and

     (d) the nonperforming party uses its best efforts to remedy its inability to perform and mitigate the effect of such event and resumes its performance at the earliest practical time after cessation of such occurrence.

     11.4. Right To Terminate For Force Majeure.

If a suspension of performance by any party as a result of a Force Majeure Event exceeds sixty (60) days, the parties whose performance is unaffected by the Force Majeure Event may terminate this Agreement pursuant and subject to the terms of Section 15.5 hereof; provided, however that the General Contractor may not terminate this Agreement pursuant to Section 15.5 hereof if and to the extent that a Change relating to such Force Majeure Event shall have been approved by the Owner and the General Contractor pursuant to Section 12.2.2 hereof.

ARTICLE 12.       CHANGES IN THE PROJECT AND SUSPENSION

     12.1. Changes.

At any time and from time to time prior to the issuance of the Certificate of Final Completion, the Owner, without invalidating or amending this Agreement, may order changes in the Project within the general scope of this Agreement consisting of additions, deletions or other revisions (such changes, and the changes permitted under Section 12.2, being referred to collectively herein as "Changes"), in which event the Contract Price, the Substantial Completion Deadline, the Contract Deadline, and the Major Milestone Schedule set forth in Appendix H to this Agreement shall be adjusted accordingly, if necessary, pursuant to Section 12.1.1. No Change will be effected without an authorized Change Order (as defined in Section 12.1.2).

     12.1.1. Procedure For Changes. Except as provided in Section 12.2, only the Owner may initiate Changes. At no cost to the Owner, the General Contractor shall promptly review the Owner's proposal and provide the Owner , within five
(5) days thereafter, with notice in writing of the effect, if any, such proposed Change would have on the Contract Price, the Substantial Completion Deadline, the Contract Deadline, and the Major Milestone Schedule. Such notice also shall include an analysis demonstrating (i) the time impact, if any, of the proposed Change on the critical path items yet to be completed (including the influence of such Change on the current dates scheduled for Substantial Completion and Final Completion) and (ii) how the General Contractor proposes to incorporate the time impact on non-critical path items into the schedule without schedule alleviation. If, in the General Contractor's opinion, Project schedule and/or performance may be maintained or adjustments thereof minimized only by increasing the Contract Price, the General Contractor shall, in such notice, set forth possible trade-offs among or between Project cost, schedule and performance so that the Owner may make an informed choice among such alternatives in deciding whether to issue a Change Order. The Owner shall promptly review the information provided by the General Contractor pursuant to this Section 12.1.1 and thereupon the Owner may issue a Change Order approving and authorizing such proposed Change, in which event the cost, scheduling and performance alternative included in the General Contractor's notice described above and chosen by the Owner shall be binding on the General Contractor. The General Contractor shall use all reasonable efforts to minimize any effect adverse to the Owner of any Change on Project cost, scheduling and performance. The Change Order issued by the Owner will authorize an extension in the Substantial Completion Deadline and/or the Contract Deadline only if the General Contractor establishes, to the Owner's 's reasonable satisfaction, that the nature of the proposed Change would necessitate such extension. All Changes, whether initiated by the Owner or the General Contractor under Section 12.2, shall be authorized by a Change Order, and shall be performed pursuant to this Agreement. Any change in the Project necessitated by any change in Laws, Governmental Approvals or Private Rights-of-Way after the effective date hereof shall be treated as a Change pursuant to this Article 12 unless the change necessitated comes within the definition of Modification, in which case it shall be treated as a Modification pursuant to this Article 12.

     12.1.2. Change Orders. A "Change Order" is a written order to the General Contractor signed by a duly authorized representative of the Owner authorizing a Change in the Project. Upon execution and delivery of this Agreement, the Owner shall deliver to the General Contractor written notice signed by the Owner , stating which officers or representatives are authorized to approve Change Orders. If and when, after execution and delivery of this Agreement, another officer is selected by either the Owner to approve Change Orders, such party shall deliver to the General Contractor another notice signed by such party so authorizing such new officer or representative to approve Change Orders. For the purpose of determining who has authority to approve Change Orders, the General Contractor shall be entitled to rely on the latest notice delivered by the Owner pursuant to this Section 12.1.2 and received by the General Contractor.

     12.1.3. No Changes Due To Contractor Error. Notwithstanding anything in this Article 12 to the contrary, no Changes shall be issued to correct errors or omissions on the part of the General Contractor which result in construction not in accordance with the Contract Documents as they existed at the time of such error or omission.

     12.2. Other Changes.

     12.2.1. Changes In Laws, Approvals Or Rights-Of-Way. In the event and to the extent a change in Laws, Governmental Approvals or Private Rights-of-Way necessitates a change in the Work, the General Contractor may (and, if requested by the Owner shall submit a written request for a Change to the Owner, such Change to be incorporated into the Project upon approval by the Owner , which approval shall not be unreasonably withheld, by issuance of a Change Order pursuant to Section 12.1.1.

     12.2.2. Changes Due To Delays In Interfaces Or Force Majeure Events. In the event and to the extent that (i) completion of interfaces or interconnections with third parties are delayed due to causes beyond the control of the General Contractor, and General Contractor's performance is adversely affected thereby, or (ii) a Force Majeure Event prevents the General Contractor's performance hereunder, and all of the requirements of Section 11.3 (a) through (d) are satisfied, the General Contractor shall be entitled to (and if requested by the Ownershall request) a Change pursuant to, and to the extent authorized by, this
Section 12.2.2. In such event, the Contract Price, the Substantial Completion Deadline, the Contract Deadline, and the Major Milestone Schedule set forth in Appendix H to this Agreement shall be adjusted to the extent of the actual and verifiable effects, if any, which General Contractor demonstrates to the reasonable satisfaction of the Owner that such delay or Force Majeure Event has had upon General Contractor's performance of its obligations hereunder. Such
Change shall be incorporated into the Project by issuance of a Change Order pursuant to Section 12.1.1.

     12.3. Modifications.

Without invalidating or amending this Agreement, the Owner may order and the General Contractor may propose, subject to approval by the Owner , modifications in the Project within the general scope, and consistent with the intent, of the Contract Documents (such modifications being referred to herein as "Modifications") consisting of additions, deletions or other revisions, so long as such Modifications do not adversely affect the Contract Price, the Substantial Completion Deadline, and the Contract Deadline.

     12.4. Contract Price Change.

A Contract Price increase, if any, resulting from a Change in the Project shall be determined in one or more of the following ways and paid by the Owner pursuant to the schedule of Progress Payments adjusted accordingly:

     12.4.1. By the acceptance by the Owner of a lump sum proposed by the General Contractor properly itemized and supported by sufficient substantiating data to permit evaluation; or

     12.4.2. If the method set forth in Section 12.4.1 is not agreed upon after good faith negotiation by the parties, the General Contractor shall provide the Owner with such purchase orders, invoices and other documents and records as may enable the Owner to verify, to their reasonable satisfaction, the cost to the General Contractor of effecting such Change. All equipment, materials and other items required as a result of such Change shall be purchased by the General Contractor at competitive market prices.

     12.5. Continued Performance Pending Resolution Of Disputes.

Notwithstanding a dispute regarding the adequacy of a Contract Price increase or schedule adjustment for a proposed Change, or whether a Modification should be a Change because it affects the Contract Price or schedule, the General Contractor shall proceed with the performance of such Change or Modification.

     12.6. Suspension.

The Owner may, by written notice to the General Contractor, suspend at any time the performance of all or any portion of the Work to be performed under this Agreement so long as (a) the Substantial Completion Deadline and the Contract Deadline are extended an amount of time equal to the actual and verifiable impact on the Project schedule caused by such suspension and (b) the suspension of any material part on the Project schedule caused by such suspension and (b) the suspension of any material part of the Work shall be for a period not to exceed sixty (60) days. Suspension of the Work under this Agreement may be accomplished only by the written notice described in this Section 12.6.

     12.7. Suspension Process.

Upon receipt of a notice given pursuant to Section 12.6, the General Contractor shall, unless the notice requires otherwise:

     (a) immediately discontinue work on the date and to the extent specified in such notice;

     (b) place no further orders or subcontracts for equipment, material, services, or other items with respect to suspended work other than to the extent required in such notice and to the extent required to protect the Work;

     (c) promptly make every reasonable effort to obtain suspension upon terms satisfactory to the Owner of all orders, subcontracts and rental agreements to the extent they relate to performance of suspended work;

     (d) continue to protect and maintain the work performed including those portions on which work has been suspended; and

     (e) take any other reasonable steps to minimize costs associated with such suspension.

     12.8. Resumption Of Work.

Upon receipt of notice from the Owner to resume suspended work, the General Contractor shall immediately resume performance under this Agreement to the extent required in such notice.

     12.9. Contract Changes Due To Suspension.

If the General Contractor believes that any suspension or resumption of suspended Work justifies a Change in the Contract Price, the Substantial Completion Deadline, the Contract Deadline or any other affected obligations of the General Contractor hereunder, the General Contractor must, within 30 days after receipt of the notice of suspension or resumption as the case may be, submit to the Owner a written statement setting forth the justification for such a Change in reasonable detail. If a Change is justified, the Owner shall issue a Change Order under which the Contract Price, the Substantial Completion Deadline, the Contract Deadline and any other affected obligations of the General Contractor under this Agreement shall be equitably adjusted to compensate for the effect of the suspension.

     12.10. Termination Due To Suspension.

If a suspension by the Owner of all or a material portion of the Work exceeds sixty (60) days the General Contractor may terminate this Agreement in the manner set forth in Section 15.4 hereof.

ARTICLE 13.       PAYMENTS TO GENERAL CONTRACTOR

     13.1. Initial Payment.

Promptly after issuance of the Notice to Proceed, the General Contractor shall submit to the Owner an initial payment request supported by an invoice reflecting an amount of which has been determined pursuant to the Application for Payment, the form of which is attached hereto as Appendix I.

     13.2. Monthly Progress Payments.

Progress payments shall be made by the Owner to the General Contractor according to the following procedure:

     13.2.1. On or before the tenth day of each calendar month beginning with the first month following receipt of the initial payment under Section 13.1, the General Contractor shall submit to the Owner an "Application for Payment," which shall include (i) the monthly progress report prepared pursuant to Section 2.4.1
(a), and (ii) an invoice reflecting an amount which has been determined pursuant to the Application for Payment, the form of which is attached as Appendix I, which amount, together with all previous amounts paid by the Owner to the General Contractor, shall reflect work on the Project actually accomplished through the preceding calendar month. The General Contractor agrees that it will not include in any Application for Payment a bill for materials or equipment until such materials or equipment have been delivered to the Project Site. Similarly, the General Contractor will not include in such Application for Payment a bill for labor until such labor has been performed.

     13.2.2. The Owner shall pay to the General Contractor, within ten (10) days after receipt of the Application for Payment, the amount determined pursuant to
Section 13.2.1 for Work performed during the month prior to the month in which the Application for Payment is tendered, less 10% retainage to be withheld by the Project Lender from payments to the General Contractor, or subcontractors (all such monthly amounts paid by the Owner being herein referred to as "Progress Payments"), subject to adjustment as provided in Section 13.2.3. "Retainage" shall be ten percent (10%) of the amount of each monthly payment or other payment to be made by the General Contractor pursuant to Sections 13.1 and 13.2.

     13.2.3. If the Owner disagrees with the General Contractor's estimate of actual Project progress (as reflected in an Application for Payment) and the cumulative total of all amounts in dispute (reflecting the difference between the General Contractor's and the Owner's estimates of actual progress) does not exceed $50,000.00, the Owner shall pay the General Contractor such disputed amount pursuant to Section 13.2.2 as part of the pertinent Progress Payment within ten (10) days after receipt of the Application for Payment and any disputed amounts in excess of the cumulative total of $50,000 may be withheld from the General Contractor by the Owner, provided, however, that amounts withheld by the Owner pursuant to this Section 13.2.3 shall be paid to the General Contractor when the General Contractor has demonstrated, in an Application for Payment completed to the reasonable satisfaction of the Owner , that actual progress requiring such payment has been achieved.

     13.2.4. If the Owner fails to make its Progress Payments hereunder on or before the date due, or if the Owner withholds payment of any amount pursuant to
Section 13.2.3, and it is subsequently determined that such withholding was not justified hereunder, interest on any unpaid amount shall accrue from the due date at the lesser of (a) the Base Rate plus two percent (2%) per annum or (b) the maximum permitted legal interest rate at the time prevailing and applicable thereto.

     13.2.5. The Owner shall have no obligation to make any payment to the General Contractor while the General Contractor is in material breach of this Agreement. In addition, the Owner may withhold payment to the General Contractor to the extent reasonably necessary to protect the Owner from loss due to: (i) defective Work not remedied; (ii) claims for payment or liens asserted by the General Contractor or any Subcontractor; (iii) the failure of the General Contractor to promptly pay any Subcontractor; (iv) damage to the person or property of any separate contractor, agent, invitee of the Owner or (v) reasonable doubt on the Owner's part that the Project can be completed for the balance of the Contract Price yet unpaid.

     13.2.6. As promptly as possible after the Notice to Proceed, the General Contractor shall send the Owner a notice specifying all Facility equipment to be ordered from outside vendors, indicating the time such equipment is to be ordered and specifying the General Contractor's cost thereof. The Project Lender shall, upon the Owner's and Project Lender's approval of the amounts and items specified, set aside or otherwise designate for application to such equipment purchases sufficient funds to pay for the Facility equipment described in the notice, and shall send the Owner, and the General Contractor written confirmation of the same.

     13.3. Waiver And Release Of Liens.

The General Contractor shall protect and keep free and clear from Liens the land upon which the Facility is to be constructed, and any and all interests and estates therein, and all improvements and materials arising out of or in connection with performance by the General Contractor, or Subcontractor, including services or furnishing of any materials hereunder. The General Contractor shall furnish to the Owner, and shall require each and every Subcontractor engaged to supply services or materials in an amount greater than $50,000 (or any lesser amount if requested by the Owner) in connection with the Project to furnish to the General Contractor for delivery to the Owner, upon the making of the initial payment pursuant to Section 13.1 and at the time of submission of each Application for Payment a recordable partial waiver of its right to assert Liens on the Project, such waiver to be substantially in the form of Appendix J-1 and as a precondition to the making of the Final Payment, a recordable waiver of its right to assert Liens on the Project, such waiver to be in substantially the form of Appendix J-2. Effectiveness of such waivers shall be conditioned upon General Contractor's receipt of payment from the Owner of payments then due to the General Contractor under this Agreement. If the General Contractor fails to furnish, or cause any Subcontractor to furnish, a legally effective waiver or fails to have any Lien released or discharged forthwith, in lieu thereof the General Contractor shall furnish a bond or other collateral satisfactory to the Owner to indemnify the Owner against any loss resulting from such Lien. In addition, until such release, discharge or bonding, the Owner may withhold from any payment due the General Contractor an amount sufficient to discharge any or all such Liens or claims.

     13.4. Payment Upon Completion.

Upon delivery of the Certificate of Final Completion, recordation of the Affidavit of Completion and satisfaction of other statutory requirements in accordance with 9.3.2 of the Loan Agreement, and the passing of at least 30 days since the date of Final Completion, the Owner shall pay the unpaid portion of the Contract Price due to the General Contractor (including the amount, if any, of equal cost savings represented by the difference between the Contract Price and the amount previously paid to the General Contractor).

     13.5. Payment Or Use Not Acceptance.

No payment made or any partial or entire use of the Facility by the Owner shall constitute an acceptance of any of the Work not in accordance with this Agreement and the Scope of Work.

     13.6. Waiver By Owner.

The making of the Final Payment shall constitute a waiver of all claims by the Owner except:

     (a) those arising from unsettled liens, security interests or other encumbrances;

     (b) those arising from any warranties, guarantees and indemnities provided hereunder; and

     (c)  those arising from Final Punch-List and clean-up items.

     13.7. Waiver By General Contractor.

Acceptance of the Final Payment shall constitute a waiver of all claims by the General Contractor except for unresolved claims for Changes previously asserted in writing by the General Contractor.

     13.8. General Contractor's Performance With Respect To Applications For Payment.

The General Contractor is responsible to prepare and submit, in appropriate form and order and in a timely manner, all the necessary forms and supporting documentation (if any), on behalf of the General Contractor, to the Owner required in this Article 13 or by the Project Lender under the Loan Agreement to ensure the timely payment of all amounts owed to the General Contractor, and all subcontractors, vendors, or suppliers related to the construction of the Project.

ARTICLE 14.       INDEMNITY, INSURANCE AND WAIVER OF SUBROGATION

     14.1. Indemnity.

     14.1.1. Indemnity By General Contractor. The General Contractor hereby indemnifies and holds harmless the Owner and their respective successors and assigns and their respective shareholders, directors, officers and employees (each being hereinafter referred to as an "Indemnified Party") from and against any and all loss, cost (including reasonable attorneys' fees), damage, injury, liability, claims, demands, interest and causes of action (a) for bodily injury or property damage that may arise from the General Contractor's operations under this Agreement, except to the extent arising from the negligence or misconduct of such Indemnified Party, (b) because of any violation of Law to be complied with by the General Contractor hereunder, (c) in respect of any taxes levied on the General Contractor or in respect of the General Contractor's net income or
(d) in respect to any demands or Liens by Subcontractors for nonpayment of amounts due as a result of furnishing materials or work to the General Contractor which are payable by the General Contractor for Work on the Project performed pursuant to this Agreement.

     14.1.2. Indemnity By Owner. The Owner hereby indemnifies and holds harmless the General Contractor, and their respective shareholders, directors, officers and employees (each being hereinafter referred to as an "Indemnified Party") from and against any and all loss, cost (including reasonable attorneys' fees), damage, injury, liability, claims, demands, interest and causes of action (a) for bodily injury or property damage to the extent such may arise from the negligence or misconduct of the Owner in connection herewith, (b) because of violation of Law to be complied with by the Owner hereunder, or (c) or in respect of the Owner's net income.

     14.1.3. Procedure. When required to indemnify an Indemnified Party in accordance with this Agreement, the indemnifying party shall assume on behalf of such party, and conduct with due diligence and in good faith, the defense of any such suit against such party, whether or not the indemnifying party be joined therein; provided, however, that without relieving the indemnifying party of its obligations hereunder, the Indemnified Party may elect to participate, at its expense, in the defense of any such suit.

     14.2. General Contractor's Insurance.

At its own expense, the General Contractor shall secure and maintain during the term of this Agreement the following insurance with the coverage amounts indicated for occurrences during and arising out of the General Contractor's performance of this Agreement. Such insurance shall be placed with responsible and reputable insurance companies authorized to do business in the State of Texas with a Best's rating of A- or better and shall be effective as of at least thirty (30) days prior to the date of the Notice to Proceed and maintained until Final Completion, except Products Liability/Completed Operations coverage, which shall be maintained for three years beyond Final Completion. Deductible amounts shall be the responsibility of the General Contractor.

         Type                                     Coverage/Amount
         ----                                     ---------------

         Workers' Compensation Insurance          As required by the State
         including occupational                   Texas
         disease coverage

         Employer's Liability                     $500,000 each accident
                                                  $500,000 each employee-disease
                                                  $500,000 policy limit-disease

         Comprehensive  General  Liability,       $1,000,000 per occurrence
         with the following coverages:

         Premises--Operations; Independent
         Contractors and Subcontractors
         Protective; Products/Completed
         Operations; Broad Form Property
         Damage; Contractual Liability
         (Broad Form) Including Third Party
         Coverage; Explosion, Collapse,
         Underground Hazard, and Personal
         Injury

         Type                                     Coverage/Amount
         ----                                     ---------------

         Comprehensive Automobile                 $1,000,000 combined single
         Liability, including coverage            limit, per occurrence
         for all owned, hired and non-
         owned vehicles

         Excess Liability                         $5,000,000 per occurrence


     14.2.1. Evidence Of Coverage. The General Contractor shall provide certificates of insurance to the Owner and the Project Lender evidencing all insurance policies required pursuant to this Section 14.2. Owner shall also reserve the right to be provided a copy of the entire policy upon request. The certificates evidencing Comprehensive General Liability, Comprehensive Automobile Liability, Excess Liability, and All Risk Property insurance shall each certify that:

     14.2.1.1. During the General Contractor's performance under this Agreement, the Owner and the Project Lender shall be named as additional insureds and loss payees under such policies (without any representation or warranty by or obligation upon such entities) as their interests may appear for occurrences during and arising out of the General Contractor's performance of this Agreement;

     14.2.1.2. Such insurance is primary insurance with respect to the interests of the Owner and the Project Lender, and any other insurance maintained by them is excess and not contributory with this insurance; and

     14.2.1.3. Such policies provide that (a) the inclusion of more than one corporation, person, organization, firm or entity as insured thereunder shall not in any way affect the rights of any such corporation, person, organization, firm or entity as respects any claim, demand, suit or judgment made, brought or recovered, by or in favor of any other insured, or by or in favor of any employee of such other insured, and (b) each corporation, person, organization, firm, or entity is protected thereby in the same manner as though a separate policy had been issued to each, but nothing therein shall operate to increase the insurance company's liability as set forth elsewhere in the policy beyond the amount for which the insurance company would have been liable if only one person or interest had been named as insured.

     14.2.2. Contents Of Certificates. The certificates evidencing all insurance provided under this Section 14.2 shall each certify that (a) under such policy there will be no recourse against the Owner or any of the banks comprising the Project Lender or any of their assignees for payment of a premium and (b) such policy may not be canceled or materially altered by the insurance company without giving 60 days' prior written notice of cancellation or alteration to the Owner and the Project Lender.

     14.3. Subcontractor Insurance.

The General Contractor shall require all Subcontractors to obtain, maintain and keep in force, during the time in which they are engaged in performing services to be furnished by the General Contractor hereunder, adequate coverage in accordance with the General Contractor's normal practice or the General Contractor shall maintain such coverage under its own insurance policies.

     14.4. General Contractor's Insurance.

General Contractor shall procure at its own expense and maintain in full force and effect from and after the issuance of the Notice to Proceed, with responsible and reputable insurance companies authorized to do business in the State of Texas with a Best's rating of A- or better, builder's risk insurance as described below and worker' compensation, general liability and automobile liability insurance in amounts specified in Section 14.2. The General Contractor shall provide certificates of insurance to the Owner evidencing all insurance policies required under this Section 14.6.

         Builder's Risk

           Facility:

         Real and Personal Property                  Replacement Cost

           Deductibles:                              $ 25,000

The certificate evidencing the builder's risk insurance shall certify that the policy (a) provides for all losses to be paid directly to the Owner, and (b) shall name the General Contractor and each of the banks comprising the Project Lender as additional insureds thereunder (without any representation or warranty by or obligation upon such entities) as their interests may appear. As to the remaining coverages, with the exception of workers' compensation, and only as to matters within the scope of the General Contractor's indemnity under Section 14.1.1, such policies (a) shall name the Owner as an additional insured, and (b) shall be primary and not excess to or contributing with any insurance maintained by the Owner.

     14.5. Property Insurance Loss Adjustment.

Any insured loss shall be adjusted with the Owner, and the General Contractor and made payable to the Owner, and the General Contractor as their interests may appear, subject to any applicable mortgagee clause.

     14.6. No Effect On Liability.

The requirement that the General Contractor, Subcontractors or the Owner furnish certain minimum insurance coverages is not to be interpreted as in any way limiting the liability of the General Contractor or the Owner as the case may be, nor does either party, by furnishing or requiring evidence of certain minimum insurance, assume, or intend to assume, any liability that it would not otherwise have in the absence of such a requirement.

     14.7. Owner's Election Regarding All Risk Insurance.

The Owner may elect, at its complete and sole discretion, to provide the above described All Risk Insurance program. If the Owner elects to provide such insurance coverage a Change Order will be issued in accordance with Section 12.1 hereof.

     14.8. Waiver Of Subrogation.

All insurance policies supplied by either party to this Agreement shall include a waiver of any right of subrogation of the insurers thereunder against the other party and any of the banks comprising the Project Lender, and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under such policy.

ARTICLE 15.       TERMINATION

     15.1. Termination By Owner For Cause.

In the event:

     (a) at any time prior to issuance of the Certificate of Final Completion, the General Contractor shall abandon or, except as permitted in Sections 12.6 and 12.7, otherwise cease efforts to achieve Final Completion in a diligent manner; or

     (b) (i) the General Contractor fails to achieve a Major Milestone within thirty (30) days after the corresponding milestone date indicated in Appendix H, or

     (ii) at any time prior to the issuance of the Certificate of Final Completion an unexcused act or omission of the General Contractor has materially affected its ability to complete the Project pursuant to this Agreement by the Contract Deadline and such unexcused act or omission persists for a period of thirty (30) days, and in the case of either (b)(i) or b(ii), the General Contractor fails to cure such default within fifteen (15) days after receiving notice thereof from the Owner (unless such default is of a nature that it cannot be cured within such fifteen (15) day period, in which case the General Contractor shall be in compliance herewith if it presents a plan for such cure which is reasonably acceptable to the Owner, commences such cure within such fifteen (15) day period, and diligently pursues such cure to completion within sixty (60) days after the aforestated notice from the Owner or such longer period as the Owner may accept in its sole discretion); or

     (c) all items on the Final Punch-List and all clean-up have not been completed by the Contract Deadline;

then the Owner may, without prejudice to any legal or equitable remedy it may have, terminate this Agreement, take possession of the Project Site and complete the Project by whatever reasonable method it may deem expedient, and the General Contractor shall be liable to the Owner for any and all cost or expense in excess of the unpaid portion of the Contract Price occasioned thereby, such amount to be payable within thirty (30) days after the Owner has provided a notice setting forth the amount thereof. The Owner may take possession of and utilize, in completing the Project, any materials, tools, supplies, equipment and appliance, belonging to the General Contractor or any of its Subcontractors that are at the Project Site. In such event, the Owner may exercise any rights, claims or demands that the General Contractor may have against third persons in connection with this Agreement (including but not limited to tender of performance to Subcontractors as described in Section 4.2) and for such purpose, the General Contractor does hereby, to the extent possible, assign, transfer and set over unto the Owner all such rights, claims and demands and agrees to execute whatever documents the Owner deems appropriate to effect such assignment, transfer or set-over. Neither such exercise by the Owner of rights, claims or demands against third persons, nor such assignment, transfer or set over by General Contractor, shall relieve General Contractor of its liability to pay the Owner's costs or expenses to complete the Project in excess of the unpaid portion of the Contract Price.

     15.2. Termination Upon Bankruptcy.

If (a) the General Contractor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy law now or hereafter in effect or seeking the appointment of a custodian of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such custodian in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or (b) an involuntary case or other proceeding shall be commenced against the General Contractor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy law now or hereafter in effect or seeking the appointment of a custodian of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against the General Contractor under any bankruptcy law as now or hereafter in effect, then, if the General Contractor is unable to diligently perform and does not continue so to perform its obligations hereunder, this Agreement may be terminated by the Owner who may then exercise any and all rights provided in Section 15.1.

     15.3. Termination By Owner Without Cause.

The Owner) may cancel this Agreement at any time for its convenience upon thirty
(30) days' prior written notice to the General Contractor. In the event of such cancellation, the Owner shall pay the General Contractor for all the General Contractor's actual costs incurred to the date of cancellation, including the costs incurred for undelivered material and equipment and other similar Project obligations and for the General Contractor's reasonable overhead on the Project to the date of cancellation, less any amounts previously paid by the Owner; provided, however, that in no event shall the Owner's liability for such actual costs exceed the amount set forth below with respect to the calendar month after issuance of the Notice to Proceed in which cancellation occurs.

                  1 month           $1,200,000.00

                  2 months          $1,800,000.00

                  3 months          $3,400,000.00

                  After 3 months    Actual costs, not to exceed unpaid balance
                                    of Contract Price

The General Contractor shall submit to the Owner all invoices and other documentation as is sufficient to verify the amount to be paid under this
Section 15.3. The Owner shall pay such amount to the General Contractor within thirty (30) days of receipt of such documentation. The General Contractor shall mitigate to the fullest extent reasonably possible all expenses to be borne by the Owner under this Section 15.3.

     In the event of such cancellation, the Owner may further elect to assume any or all of the obligations, commitments and unsettled claims that the General Contractor has previously undertaken or incurred in good faith in connection with performance of the General Contractor's obligations hereunder. The General Contractor shall to the extent reasonably possible, as a condition to receiving cancellation payments referred to in this Section, execute and deliver such papers and take all such steps, including the legal assignment of its contractual rights, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the General Contractor under such obligations, commitments or claims.

     15.4. Termination Due To Suspension.

If the Owner elects to suspend performance of all or a material part of the Work and the duration of such suspension exceeds sixty (60) days, the General Contractor may terminate this Agreement, at any time after it gives the Owner not less than thirty (30) days prior written notice of its intent to terminate and the Owner fails to order a resumption of suspended Work before the later of the expiration of the sixty (60) day suspension period or such thirty (30) day notice period. In such event, the General Contractor shall be compensated for all Work satisfactorily performed through the date of termination, plus its reasonable costs associated with suspension of the Work. In the event of such termination, the Owner may elect to assume any or all of the obligations, commitments and unsettled claims that the General Contractor has previously undertaken or incurred in good faith in connection with performance of the General Contractor's obligations hereunder. The General Contractor shall to the extent reasonably possible, as a condition to receiving the termination payments referred to in this Section, execute and deliver such papers and take all such steps, including the legal assignment of its contractual rights, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the General Contractor under such obligations, commitments or claims.

     15.5. Termination Due To Event Of Force Majeure.

If either (i) a material suspension of performance by the General Contractor or the Owner as a result of a Force Majeure Event exceeds sixty (60) days, or (ii) the total number of days in which a material suspension of performance by either such party as a result of all Force Majeure Events in the aggregate exceeds sixty (60) days, the party whose performance is unaffected by the Force Majeure Event may terminate this Agreement, provided it gives the other party written notice of its intent to terminate not less than thirty (30) days prior to the end of the applicable period and the other Party fails to resume performance before the period expires; provided, however, that the

General Contractor's right to terminate under this Section 15.5 shall be subject to the limitations set forth in Section 11.4 hereof. Upon such termination, the General Contractor shall be compensated for all Work satisfactorily performed through the date of termination, plus its reasonable costs associated with the Force Majeure Event suspension. In the event of termination by either party pursuant to this Section 15.5, the Owner may elect to assume any or all of the obligations, commitments and unsettled claims that the General Contractor has previously undertaken or incurred in good faith in connection with performance of the General Contractor's obligations hereunder. The General Contractor shall, to the extent reasonably possible, as a condition to receiving termination payments referred to in this Section, execute and deliver such papers and take all such steps, including the legal assignment of its contractual rights, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the General Contractor under such obligations, commitments or claims.

ARTICLE 16. ASSIGNMENTS AND CHOICE OF LAW

     16.1. No Assignment By General Contractor.

The General Contractor shall not assign this Agreement or any interest in any funds that may be due or become due hereunder or enter into any contract with any person, firm or corporation for the performance of the General Contractor's obligations hereunder or any part thereof, except as specifically provided herein, without the prior approval in writing of the Owner and the Project Lender. If the General Contractor, with the consent of the Owner , shall enter into a subcontract with any Subcontractor for the performance of any part of this Agreement, the General Contractor shall be as fully responsible to the Owner for the acts and omissions of such Subcontractor and of persons employed by such subcontractor as the General Contractor would be for its own acts and omissions and those of persons directly employed by it. Nothing in this Section
16.1 shall be read to limit the Owner's rights to assign its interest in this Agreement or the Project under Section 16.2.

     16.2. Assignment By Owner.

The Owner shall be entitled to freely assign this Agreement and its rights, titles and interests hereunder, to:

     (a) any affiliate of the Owner (including any joint venture or general or limited partnership in which the Owner or its affiliate is a general partner) ; or

     (b) any person, corporation, bank, trust, company, association or other business or governmental entity (including but not limited to the Project Lender) as security in connection with obtaining or arranging financing for the Facility;

     (c) any successor entity (whether by merger, by consolidation, by sale of substantially all the assets or by the enforcement of the security interest described in (b) above).

Upon each permitted assignment described in this Section 16.2 (other than in clause (b) above) by the Owner, the assignee shall expressly assume in writing all of the obligations of the Owner hereunder. Upon the request of the Owner, the General Contractor shall acknowledge in writing any permitted assignment described in clause (b) above and the right of any permitted assignee to enforce this Agreement against the General Contractor. Such acknowledgment of a permitted assignment described in clause (b) shall be substantially in the form of Appendix K hereto.

     16.3. Extension To Successors And Assigns.

Each and all of the covenants and agreements herein contained shall extend to and be binding upon the successors and permitted assigns of the parties hereto.

     16.4. Choice Of Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding conflict-of-laws provisions which would direct the application of the laws of another state. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated in any Texas state court or any federal court sitting in the State of Texas.

ARTICLE 17. DRAWINGS, DOCUMENTS AND MATERIALS

     17.1. Owner's Review.

All plans and drawings, calculations, specifications and other related design, construction, performance test and start-up information, and results of any supporting design, construction, performance test and start-up calculations, prepared in connection with engineering, construction, performance test and start-up services, shall be delivered to the Owner as such documents are completed, as specified in Appendix L. The procedure for submittal and review of such documents shall be as set forth in Sections 17.1.1 and 17.1.2 and Schedule 1.

     17.1.1. Submittal Of Documents. The General Contractor shall prepare and submit to the Owner in accordance with Appendix L, the Greenhouse plans and drawings, which shall include, but not be limited to, plot plans, general arrangements drawings, architectural drawings including Headhouse layout drawings, piping and instrumentation diagrams, and electrical one-line diagrams of the Facility (collectively, the "Plans and Drawings"), and design calculations for the Facility. The preliminary and/or approved for construction issue of the above documents will provide the Owner with Project definition, and provide the General Contractor with (i) the information and data required to prepare purchase specifications and data sheets for major equipment and (ii) the definition required to complete construction drawings the General Contractor also shall submit to the Owner preliminary and final checked calculations when prepared.

     17.1.2. Return Of Plans And Drawings. One copy of each of the Plans and Drawings submitted by the General Contractor pursuant to Section 17. 1.1 shall be returned by the Owner to the General Contractor as soon as possible in the exercise of the Owner's best efforts, but no later than fifteen (15) working days after receipt, stamped either:


     (a) "Returned Without Comment"; or

     (b) "Returned with Comments".

Review by the Owner under this Section 17.1.2 of the submitted Plans and Drawings shall be solely in the discretion of the Owner . Failure of the Owner to return Plans and Drawings to the General Contractor within such fifteen (15) working day period shall be construed as having returned the same without comment. Plans and Drawings which are returned marked "Returned with Comments' shall bear comments which specify in detail the Owner's concerns or questions regarding the contents of such document. The General Contractor may elect to proceed with the Work set forth in such Plans and Drawings prior to the return of the same by the Owner, but shall do so at the General Contractor's sole risk and expense. The General Contractor shall respond to the Owner advising its disposition of the Owner's 's comments within five (5) days after receipt thereof.

     17.2. General Contractor's Duty.

Review (or lack thereof) by the Owner or it's designees of any Project documents provided by the General Contractor, and the fact that the Owner or their designees has not discovered any errors reflected in such Project documents, shall not relieve or release the General Contractor of any of its duties, obligations or liabilities under the terms of this Agreement.

     17.3. Final Documents And All Other Documents Furnished.

Upon the issuance of the Certificate of Final Completion, the General Contractor shall furnish the Owner with all final (including as-built) documents pertaining to the design, construction and operation of the Facility, which documents are listed in Appendix L. If this Agreement is terminated prior to Final Completion, the General Contractor shall furnish the Owner with any and all final (including as-built) documents which have been prepared, and the most up-to-date versions of documents which are not yet final. All other documents, drawings and materials shall be submitted in the form and as required in Appendix L.

     17.4. Ownership Of Drawings And Documents.

     17.4.1. Property Of Owner. All drawings, tracings, specifications and other documents prepared by or for the General Contractor in respect of the Project and all drawings, tracings, specifications, calculations, memoranda, data, notes and other materials containing information supplied by the Owner which shall come into the General Contractor's possession during its performance hereunder, shall be the sole and exclusive property of the Owner, and such documents and other materials shall be returned to the Owner upon the earliest of the Owner's placing the Facility in Commercial Operation pursuant to Article 7, Final Completion or termination of this Agreement. Subject to Section 18.1, the General Contractor shall have the right to retain and use, solely and specifically for the Project, a reproducible set of all drawings, tracings, specifications and other documents prepared by or for the General Contractor in respect of the Project.

     17.4.2. Reuse Of Documents By Owner. All drawings, tracings, specifications, and other documents prepared by or for the General Contractor pursuant to this Agreement are instruments of service with respect to this Project. They are not intended or represented to be suitable for reuse by the Owner or others on extensions of this Project or on any other project. Any reuse without written verification or adaptation by the General Contractor for the specific purpose intended will be at the Owner's sole risk and without liability or legal exposure to the General

Contractor,  and the  Owner  shall  indemnify  and  hold  harmless  the  General
Contractor  against  all  claims,   damages,   losses,  and  expenses  including
attorneys' fees, arising out of or resulting from such unauthorized reuse.

     17.5. Ownership Of Materials.

Title to all materials and equipment incorporated or to be incorporated in construction shall vest in the Owner upon payment therefor by the Owner, so that the Owner will have full title to said materials and equipment at such times and that upon Final Payment title to the completed Facility will have vested in the Owner; provided, however, that construction equipment, small tools and other equipment owned by the General Contractor or third parties not necessary to the completion of the Project or continued operation of the Facility shall remain the sole property of their respective owners. The General Contractor shall deliver to the Owner all instruments necessary to transfer title to the Facility to the Owner, including such materials and equipment, upon Final Payment.

ARTICLE 18. MISCELLANEOUS PROVISIONS

     18.1. Confidential Information.

The Owner and the General Contractor agree to hold in confidence, except as may be reasonably necessary from time to time to their performance hereunder, obtain financing for the Project or fulfill requirements of government authorities, any information supplied to the Owner or the General Contractor, as the case may be, by the other party and designated in writing as confidential. The General Contractor further agrees to require its Subcontractors and employee to enter into appropriate non-disclosure agreements relating to such confidential information a may be communicated to them by the General Contractor. The provisions of this Section 18.1 shall not apply to information within any one of the following categories or any combination thereof: (a) information which was in the public domain prior to the receiving party's receipt thereof from the disclosing party or which subsequently becomes part of the public domain by publication or otherwise except by the receiving party's wrongful act; (b) information which the receiving party demonstrates was lawfully in its possession prior to receipt thereof from the disclosing party through no breach of any confidentiality obligation; or (c) information received by the receiving party from a third party having no obligation of confidentiality with respect thereto. The General Contractor shall not publish information or photographs regarding the Project and shall not permit or accompany any third party not connected with the Project onto the Project Site without the express written permission of the Owner. The General Contractor shall not take, or permit to be taken any photographs of the Project Site (except for the sole purpose of performing its obligations hereunder) without the prior written consent of the Owner.

     18.2. Uses Of Premises.

The General Contractor shall confine its apparatus, the storage of materials and construction equipment and the operations of its workers to limits imposed by applicable Laws, Governmental Approvals and Private Rights-of-Way, or the reasonable directions of the Owner and shall not unreasonably encumber the premises with its materials and construction equipment.

     18.3. Independent Contractor.

The General Contractor and the Owner shall be independent contractors with respect to the Project, or any part thereof, and in respect of all Work to be performed hereunder. Neither the General Contractor nor its Subcontractors, nor the employees of either (acting in such capacities), employed on the Project shall be deemed to be agents, representatives, employees or servants of the Owner by reason of their performance hereunder or in any manner dealt with herein. The Owner and the General Contractor hereby covenant and agree that in the approval of key employees or major equipment vendors of General Contractor, approving or furnishing of plans and specifications, should any be furnished by the Owner, or in the making of inspections by the Owner, or in the taking of any other action or the exercise of any right pursuant to this Agreement, the Owner are acting for and on the Owner's behalf and not as agent of the General Contractor. The Owner and the General Contractor each hereby further covenant and agree that, in the performance of work hereunder by the General Contractor, it shall not do any act or make any representation to any person or persons to the effect that the General Contractor, or any of its agents, representatives or
Subcontractors,   is  the  agent  of  the  Owner.

     18.4. General Contractor's Obligations.

The approval and consent by the Owner to the General Contractor's entering into any subcontract shall not relieve the General Contractor of any of its duties, liabilities or obligations hereunder, and the General Contractor shall be liable to the same extent as if no such subcontract had been entered into.

     18.5. New Developments.

During the term of this Agreement, the General Contractor's program of research and development may result in potential improvements to the Work to be performed hereunder. Any such potential improvements shall be offered to the Owner, and, if accepted by the Owner shall be treated as a Change or Modification pursuant to Article 12.

     18.6. Representations.

     18.6.1. Each party hereby represents to the other that:


     (a) it has legal power and authority to enter into and carry out the terms of this Agreement, which constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms; provided, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting the rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought; and

     (b) the consummation of the transactions contemplated by, and compliance with all the terms and provisions of, this Agreement will not violate any provisions of such party's certificate of incorporation, bylaws or operating agreement and will not result in a breach of the terms and provisions of, or constitute a default under, any other agreement or undertaking by such party or by which it or any of its property is bound or any order of any court or administrative agency entered in any proceedings in which it is or has been a party.

     18.6.2. The General Contractor hereby represents to the Owner that, as of the effective date of this Agreement (and such representations of the General Contractor shall, with any changes reported to the Owner pursuant to Section 2.4.1(a)(iii), be deemed reaffirmed in each Application for Payment):

     (a) The General Contractor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and duly qualified to do business in and in good standing under the laws of the State of New York.

     (b) The unaudited consolidated balance sheets of the General Contractor and its affiliates as of December 29, 1996, and the related statements of income and retained earnings of the General Contractor for the fiscal year then ended, copies of which have been furnished to the Owner, fairly present the financial condition of the General Contractor and its affiliates as of such dates and the results of operations of the General Contractor and its affiliates for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied; and since such dates there has been no material adverse change in such condition or operations.

     (c) The General Contractor is not presently contemplating (i) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy law in effect, (ii) the appointment of a custodian of it or any substantial part of its property, (iii) a general assignment for the benefit of creditors, (iv) not generally paying its debts as they become due, or (v) corporate action to authorize any of the foregoing.

     18.7. Rights Reserved By The Owner.

The Owner reserves the right to require the removal from the Project Site of any employee of the General Contractor or of any Subcontractor if in the reasonable judgment of the Owner such removal shall be necessary in order to protect the interests of the Owner.

     18.8. Cumulative Remedies.

Except as expressly provided otherwise herein, every right or remedy herein conferred upon or reserved to the Owner or the General Contractor shall be cumulative, shall be in addition to every right and remedy now or hereafter existing at law or in equity or by statute, and the pursuit of any right or remedy shall not be construed as an election.

     18.9. Non-Waiver Clause.

It is understood and agreed that any delay, waiver or omission by the Owner, or the General Contractor to exercise any right or power arising from any breach or default by the other party of any of the terms or provisions of this Agreement shall not be construed to be a waiver by the Owner or the General Contractor of any subsequent breach or default of the same or other terms or provisions on the part of the other party.

     18.10. Severability.

In the event that any of the provisions, or portions or applications thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the Owner and the General Contractor shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

     18.11. Amendments.

No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by duly authorized representatives of the Owner and the General Contractor.

     18.12. Article And Section Headings.

The Article and Section headings have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the parties hereto.

     18.13. Notices.

Except as otherwise provided herein, all notices and demands pertaining to or required to be given under this Agreement shall be in writing and shall be delivered by hand, telecopy or overnight courier, or mailed by registered or certified mail, postage prepaid, properly addressed as follows:

         If to the Owner:                      If to the General Contractor:

         Village Farms of Presidio, L.P.       Agro Power Development, Inc.
         c/o Agro Power Development, Inc.      10 Alvin Court
         9912 Monroe Rd.. Suite 202            East Brunswick, New Jersey  08816
         Matthews, North Carolina  28105       Attn:  President
         Attn:  Michael Minerva                Telecopy No.: (908) 254-1710
         Telecopy No.:  (704) 849-7662


Such notices shall be effective on the day received at the addresses specified above. The parties hereto, by like notice in writing, may designate, from time to time, another address or office to which notices shall be given pursuant to this Agreement.

     18.14. Original And Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Marfa, Texas Project Commercial Design and Construction Contract, all as of the date and year first above written.

                                            VILLAGE FARMS OF PRESIDIO, L.P.
                                            ("Owner")


                                            By:
                                               --------------------------------
                                            Name:  Michael Minerva
                                            Title:  Vice President



                                            AGRO POWER DEVELOPMENT INC.
                                            ("General Contractor")


                                            By:
                                               --------------------------------
                                            Name:    Michael A. DeGiglio
                                            Title:   Chief Executive Officer

                                   APPENDIX A

                                   DEFINITIONS


     As used in this Agreement, the following terms shall have the following meanings (such meanings as necessary to be equally applicable to both the singular and plural forms of the terms defined):

"Acceptance" shall have the meaning set forth in Sections 6.9 and 6.10 hereof.

"Agreement" shall mean this MARFA, TEXAS Facility Commercial Design and Construction Contract dated as of August 17, 1998 among Village Farms of Presidio, L.P., and Agro Power Development, Inc.

"Application  for  Payment"  shall refer to the  document  mentioned  in Section
13.2.1 of this Agreement and having the form attached as Appendix I.

"Base Rate" means, for any period, the fluctuating rate of interest announced publicly by NationsBank Carolinas, N.A. of Charlotte, North Carolina from time to time as its base rate.

"Certificate of Acceptance" shall have the meaning set forth in Section 6.9 of this Agreement.

"Certificate  of Final  Completion"  shall have the meaning set forth in Section
6.13 of this Agreement.

"Certificate  of  Substantial  Completion"  shall have the  meaning set forth in
Section 6.8 of this Agreement.

"Change Order" shall have the meaning set forth in Section 12.1.2 of this Agreement.

"Changes" shall have the meaning set forth in Section 12.1 of this Agreement.

"Commercial Operation" shall mean the point in time at which the Owner notifies the General Contractor that the Owner and the Greenhouse Operator have commenced the occupation and use of the Facility for commercial purposes.

"Contract Deadline" shall have the meaning set forth in Section 6.11 of this Agreement.

"Contract Documents" shall have the meaning set forth in Section 1.2 of this Agreement.

"Contract Price" shall have the meaning set forth in Section 5.1 of this Agreement.

"Day(s)" or "day(s)" shall mean a calendar day or days.

"Facility" shall have the meaning set forth in the Recitals to this Agreement.

"Final Completion" shall have the meaning set forth in Section 6.11 of this Agreement.

"Final Payment" shall have the meaning set forth in Section 13.4 of this Agreement.

"Final Punch-List" shall have the meaning set forth in Section 6.6 of this Agreement.

"Force Majeure Event" shall have the meaning set forth in Section 11.1 of this Agreement.

"Gas Utility" shall mean West Texas Gas, Distribution Company.

"General Contractor" shall mean Agro Power Development, Inc.

"Governmental Approval" means an authorization, consent, approval, license, permit, certificate, exemption of or filing or registration with any governmental authority or other legal or regulatory body, required in connection with the development, construction, Final Completion or the short- or long-term operation of the Facility, as set forth in Appendix C.

"Greenhouse" shall mean the commercial greenhouse of approximately 26.3 enclosed acres of growing area to be designed and constructed by General Contractor for the Owner, as is described more fully in the Scope of Work.

"Greenhouse Operator" shall mean Agro Power Development, Inc., a New York Corporation, which will operate the Greenhouse under a contract with the Owner.

"Headhouse" shall mean the separate structure housing the office and the heating, packaging and control systems for the Greenhouse, as is more fully described in the Scope of Work.

"Heating System" shall mean the boilers complete with stacks, and the complete heating distribution system as described in Schedules 1 and 2.

"Indemnified Party" shall have the respective meanings set forth in Sections 14.1.1, 14.1.2 and 14.1.3 of this Agreement.

"Law" or "Laws" shall mean one or more of the Federal, state and municipal laws, ordinances, rules and regulations, and any other applicable governmental or industry codes and standards, which would affect work on, or the intended operation of, the Facility.

"Liens" shall have the meaning set forth in Section 10.4 of this Agreement.

"Loan Agreement" shall mean that certain loan agreement dated August 17, 1998 by and between Village Farms International Finance Association and Village Farms of Presidio, L.P.

"Loan Documents" and "Loan Parties" shall have the meanings set forth in Section
1.5 of this  Agreement.

"Major Milestone(s)" shall mean one or more major milestones as set forth in Appendix H hereto.

"Major Milestone Schedule" shall mean the date on which a Major Milestone is to be achieved as set forth on Appendix H hereto.

"Manual" shall have the meanings set forth in Appendix L of this Agreement.

"Modifications" shall have the meaning set forth in Section 12.3 of this Agreement.

"Notice of Final Completion" shall have the meaning set forth in Section 6.12 of this Agreement.

"Notice of Substantial  Completion"  shall have the meaning set forth in Section
6.4 of this Agreement.

"Notice to Proceed" shall have the meaning set forth in Section 6.1 of this Agreement.

"Owner" shall mean the owner of Village Farms of Presidio, L.P., a Delaware limited partnership.

"Plans and Drawings" shall have the meaning set forth in Section 17.1.1 of this Agreement.

"Private Rights-of-Way" shall mean all permits, easements, licenses, private rights of way, and utility and railroad crossing rights required in connection with the Project.

"Progress Payment" shall have the meaning set forth in Section 13.2.2 of this Agreement.

"Project" shall have the meaning set forth in Section 1.1 of this Agreement.

"Project Lender" shall have the meaning set forth in Section 1.5 of this Agreement.

"Project Site" shall have the meaning set forth in Section 1.1 of this Agreement.

"Project Start-up" shall have the meaning set forth in Section 6.2 of this Agreement.

"Scope of Work" shall have the meaning set forth in Section 1.2(b) of this Agreement.

"Site Logistics Plan" shall have the meaning set forth in Section 2.3.10 of this Agreement.

"Site Manager" shall have the meaning set forth in Section 2.2.4 of this Agreement.

"Specified Permit Applications" shall mean those applications for Governmental Approvals and related materials set forth in Attachment I to Appendix C.

"Subcontractors" shall mean all third-party engineers, vendors, suppliers, materialmen, consultants and subcontractors providing materials and services in connection with the Project.

"Substantial Completion" shall have the meaning set forth in Section 6.3 of this Agreement.

"Substantial  Completion  Deadline"  shall have the meaning set forth in Section
6.3 of this Agreement.

"Work" shall have the meaning set forth in Section 2.1 of this Agreement.